                                    EXHIBIT 2

                Agreement and Plan of Merger and Reorganization

                 -----------------------------------------------

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                           CHARTER ONE FINANCIAL, INC.

                         CHARTER MICHIGAN BANCORP, INC.

                             CHARTER ONE BANK F.S.B.

                             HAVERFIELD CORPORATION

                                       AND

                                HOME BANK, F.S.B.

                 -----------------------------------------------



                                ----------------

                                 April 22, 1997

                                ----------------

                                TABLE OF CONTENTS

                                    ARTICLE I
                         THE MERGER AND RELATED MATTERS

1.1      Merger; Surviving Corporations and Resulting Institution...........2
1.2      Effective Time of the Merger.......................................2
1.3      Company Merger.....................................................3
1.4      Michigan Merger....................................................8
1.5      Bank Merger........................................................9
1.6      Closing............................................................9
1.7      Reservation of Right to Revise Transaction.........................9

                                   ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

2.1      Organization......................................................10
2.2      Authorization.....................................................11
2.3      Conflicts.........................................................11
2.4      Anti-takeover Provisions Inapplicable.............................12
2.5      Capitalization....................................................12
2.6      COFI Financial Statements; Material Changes.......................12
2.7      COFI Subsidiaries.................................................13
2.8      COFI Filings......................................................14
2.9      COFI Reports......................................................14
2.10     Compliance with Laws..............................................14
2.11     Registration Statement; Proxy  Statement..........................15
2.12     Litigation........................................................16
2.13     Licenses..........................................................16
2.14     Taxes.............................................................16
2.15     Insurance.........................................................17
2.16     Loans; Investments................................................18
2.17     Allowance for Possible Loan Losses................................19
2.18     COFI Benefit Plans................................................19
2.19     Compliance With Environmental Laws................................21
2.20     Contracts and Commitments.........................................22
2.21     Defaults..........................................................23
2.22     Operations Since December 31, 1996................................23
2.23     Undisclosed Liabilities...........................................23
2.24     Assets............................................................24
2.25     Indemnification...................................................24
2.26     Insider Interests.................................................24
2.27     Brokers and Finders...............................................25
2.28     Accuracy of Information...........................................25
2.29     Governmental Approvals and Other Conditions.......................25





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                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF HAVERFIELD AND HOME BANK

3.1      Organization. ......................................................25
3.2      Authorization.......................................................26
3.3      Conflicts...........................................................26
3.4      Anti-takeover Provisions Inapplicable...............................26
3.5      Capitalization and Stockholders.....................................26
3.6      Haverfield Financial Statements; Material Changes...................27
3.7      Haverfield Subsidiaries.............................................28
3.8      Haverfield Filings..................................................29
3.9      Haverfield Reports..................................................29
3.10     Compliance With Laws................................................29
3.11     Registration Statement: Proxy Statement.............................30
3.12     Litigation..........................................................31
3.13     Licenses.  .........................................................31
3.14     Taxes...............................................................31
3.15     Insurance...........................................................32
3.16     Loans; Investments..................................................33
3.17     Allowance for Possible Loan Losses..................................34
3.18     Haverfield Benefit Plans............................................35
3.19     Compliance with Environmental Laws..................................38
3.20     Contracts and Commitments...........................................39
3.21     Defaults............................................................42
3.22     Operations Since December 31, 1996..................................42
3.23     Corporate Records...................................................44
3.24     Undisclosed Liabilities.............................................45
3.25     Assets..............................................................45
3.26     Indemnification.....................................................46
3.27     Insider Interests...................................................46
3.28     Registration Obligations............................................46
3.29     Regulatory, Tax and Accounting Matters..............................46
3.30     Brokers and Finders.................................................46
3.31     Accuracy of Information.............................................47
3.32     Fairness Opinion....................................................47
3.33     Governmental Approvals and Other Conditions.........................47

                                   ARTICLE IV
                             COVENANTS OF HAVERFIELD

4.1      Business in Ordinary Course.........................................47
4.2      Conforming Accounting and Reserve Policies; Restructuring Expenses..51
4.3      Certain Actions.....................................................51

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1      Inspection of Records; Confidentiality..............................53

5.2      Registration Statement; Stockholder Approval........................53
5.3      Agreements of Affiliates............................................54
5.4      Expenses............................................................54
5.5      Cooperation.........................................................54
5.6      Regulatory Applications.............................................55
5.7      Financial Statements and Reports....................................55
5.8      Notice..............................................................55
5.9      Press Release.......................................................56
5.10     Delivery of Supplements to Disclosure Schedules.....................56
5.11     Litigation Matters..................................................56
5.12     Tax Opinion.  ......................................................56
5.13     Written Agreements with Employees; Benefits and Related Matters.....57
5.14     Reservation of Shares to Satisfy Haverfield Stock Options...........58
5.15     Nasdaq Listing.  ...................................................58
5.16     Directors' and Officers' Indemnification Insurance..................58
5.17     Reports to the SEC..................................................59

                                   ARTICLE VI
                                   CONDITIONS

6.1      Conditions to the Obligations of COFI, Charter Michigan and
         Charter One Bank....................................................59
6.2      Conditions to the Obligations of Haverfield and Home Bank...........60
6.3      Conditions to the Obligations of the Parties........................61

                                   ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

7.1      Termination.........................................................62
7.2      Liabilities and Remedies; Break-Up Fee..............................63
7.3      Survival of Agreements..............................................65
7.4      Amendment...........................................................65
7.5      Waiver..............................................................65

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1      Survival............................................................66
8.2      Notices.............................................................66
8.3      Applicable Law......................................................67
8.4      Headings, Etc.......................................................67
8.5      Severability........................................................67
8.6      Entire Agreement; Binding Effect; Non-Assignment; Counterparts......67
8.7      No Employment Solicitation..........................................68
8.8      Additional Party....................................................68






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                                  EXHIBIT LIST

Exhibit A - Form of Voting Agreement

Exhibit B - Directors of Resulting Institution

Exhibit C - Home and Other Offices of Resulting Institution

Exhibit D - Form of Affiliate Agreement

Exhibit E - Form of Hahn Loeser Parks L.L.P. Legal Opinion

Exhibit F - Form of Silver, Freedman & Taff, L.L.P. Legal Opinion

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated April 22, 1997, is by and among Charter One Financial, Inc., a Delaware corporation ("COFI"), Charter Michigan Bancorp, Inc., a Michigan corporation and a wholly owned first-tier subsidiary of COFI ("Charter Michigan"), Charter One Bank F.S.B., a federally chartered savings bank and a wholly owned subsidiary of Charter Michigan ("Charter One Bank"), Haverfield Corporation, an Ohio corporation ("Haverfield"), and Home Bank, F.S.B., a federally chartered savings bank and a wholly owned first-tier subsidiary of Haverfield ("Home Bank").

         A. COFI , Charter One Bank, Charter Michigan, Haverfield and Home Bank wish to provide for the terms and conditions of the following described business combinations in which a newly formed Ohio business corporation and first-tier subsidiary of COFI ("Merger Sub") will be merged (the "Company Merger") with and into Haverfield, followed immediately by the merger (the "Michigan Merger") of Haverfield into Charter Michigan and the merger (the "Bank Merger") of Home Bank with and into Charter One Bank. The Company Merger, the Michigan Merger and the Bank Merger are collectively referred to herein as the "Merger."

         B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

         C. For accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests.

         D. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         E. Concurrently with the execution and delivery of this Agreement, and as a condition to and inducement for COFI and Charter One Bank to enter into this Agreement, COFI and each of the directors of Haverfield have entered into voting agreements in the form attached hereto as Exhibit A ("Voting Agreements").

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

         1.1 MERGER; SURVIVING CORPORATIONS AND RESULTING INSTITUTION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Michigan Business Corporation Act ("MBCA"), the Ohio General Corporation Law ("OGCL"), the Federal Deposit Insurance Act ("FDIA"), the Home Owners' Loan Act ("HOLA") and the rules and regulations promulgated under HOLA ("Thrift Regulations"), (a) at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into Haverfield pursuant to the terms and conditions set forth herein, (b) immediately after the Effective Time, Haverfield shall be merged with and into Charter Michigan pursuant to the terms and conditions set forth herein and (c) thereafter at the Bank Merger Effective Time (as defined in Section 1.2 hereof), Home Bank shall be merged with and into Charter One Bank pursuant to the terms and conditions set forth herein. Upon the consummation of the Company Merger, the separate corporate existence of Merger Sub shall cease and Haverfield shall continue as the surviving corporation under the laws of the State of Ohio. Upon consummation of the Michigan Merger, the separate corporate existence of Haverfield shall cease and Charter Michigan shall continue as the surviving corporation under the laws of the State of Michigan. Upon consummation of the Bank Merger, the separate corporate existence of Home Bank shall cease and Charter One Bank shall continue as the resulting institution under the laws of the United States of America. The name of Haverfield as the surviving corporation of the Company Merger shall remain "Haverfield Corporation". From and after the Effective Time, Haverfield, as the surviving corporation of the Company Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Merger Sub and Haverfield, all as more fully described in the OGCL. The name of Charter Michigan as the surviving corporation of the Michigan Merger shall remain "Charter Michigan Bancorp, Inc." From and after the effective time of the Michigan Merger, Charter Michigan, as the surviving corporation of the Michigan Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter Michigan and Haverfield, all as more fully described in the MBCA and OGCL. The name of Charter One Bank, as the resulting institution of the Bank Merger, shall remain "Charter One Bank F.S.B.". From and after the Bank Merger Effective Time, Charter One Bank, as the resulting institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Charter One Bank and Home Bank (including any liquidation account of Home Bank established in connection with its conversion from mutual to stock form), all as more fully described in the Thrift Regulations.

         1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the Ohio Secretary of State and the Michigan Department of Commerce and the Office of Thrift Supervision ("OTS") such certificates of merger, articles of combination and other documents as they may deem necessary or appropriate for the Company Merger, the Michigan Merger and the Bank Merger, which certificates of merger, articles of combination and other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the OGCL, MCBA and the Thrift Regulations, respectively. The Company Merger shall become effective at the time the certificate of merger for such merger is filed with the Ohio Secretary of State ("Effective Time"). The Michigan Merger shall become effective at the time the certificate(s) of merger for such merger are filed with the Ohio Secretary of State and the Michigan Department of Commerce. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the Secretary of the OTS pursuant to the Thrift Regulations ("Bank Merger Effective Time"). The parties shall cause the Company Merger to become effective immediately prior to the Michigan Merger, and the Michigan Merger to become effective immediately prior to the Bank Merger.

         1.3      COMPANY MERGER.

                  (a)      CONVERSION OF HAVERFIELD STOCK.  At the Effective
                           Time:

                           (i) Each share of common stock of Haverfield, $.01
                  par value per share (the "Haverfield Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, if applicable, as defined in Section 1.3(d) hereof) shall, by virtue of the Company Merger and without any action on the part of the holder thereof, but subject to
                  Section 1.3(f) hereof, be converted into the right to receive shares common stock of COFI, par value $.01 per share ("COFI Common Stock") at the Exchange Ratio (as defined in Section 1.3(b)), including the corresponding number of rights associated with the COFI Common Stock pursuant to the Rights Agreement dated November 20, 1989, as amended on May 26, 1995, between COFI and The First National Bank of Boston as Rights Agent.

                           Notwithstanding any other provision of this
                  Agreement, any shares of Haverfield Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by COFI, Charter One Bank, Haverfield, Home Bank or by any direct or indirect Subsidiary (as hereinafter defined) of any of them or held in the treasury of Haverfield (other than any shares of Haverfield Common Stock held (A) directly or indirectly in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties or (B) in respect of a debt previously contracted) shall, by virtue of the Company Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                           (ii) Each share of Merger Sub common stock issued and
                  outstanding immediately prior to the Effective Time shall be automatically converted into an identical number of issued and outstanding shares of Haverfield common stock after the Effective Time.

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




                           (iii) The holders of certificates formerly
                  representing shares of Haverfield Common Stock shall cease to have any rights as stockholders of Haverfield, except such rights, if any, as they may have pursuant to the OGCL. Except as provided above, until certificates representing shares of Haverfield Common Stock are surrendered for exchange, the certificates shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of COFI Common Stock into which such shares of Haverfield Common Stock shall have been converted by the Company Merger as provided above and the right to receive the cash value of any fraction of a share of COFI Common Stock as provided below (collectively, the "Merger Consideration").

                  (b)      EXCHANGE RATIO.

                           (i) If the Average COFI Stock Price (as hereinafter
                  defined) is equal to or greater than $41.09 and less than or equal to $55.60, then the Exchange Ratio shall be (rounded to the fourth decimal place) (A) $27.00, divided by (B) the Average COFI Stock Price. The "Average COFI Stock Price" means the average (rounded down to the nearest whole cent) of the closing sale price of one share of COFI Common Stock on the Nasdaq National Market for the 20 consecutive full trading days ending on the fifth business day immediately prior to the Closing Date.

                           (ii) If the Average COFI Stock Price is less than
                  $41.09 but equal to or greater than $38.05, then the Exchange Ratio shall be .6571.

                           (iii) If the Average COFI Stock Price is less than
                  $38.05 but equal to or greater than $36.55, then the Exchange Ratio shall be (rounded to the fourth decimal place) (A) $25.00, divided by (B) the Average COFI Stock Price.

                           (iv) If the Average COFI Stock Price is less than
                  $36.55, then subject to the provisions of Section 7.1(g), the Exchange Ratio shall be .6840.

                           (v) If the Average COFI Stock Price is greater than
                  $55.60, then the Exchange Ratio shall be .4856.

                           (vi) If, subsequent to the date of this Agreement but
                  prior to the Effective Time, the outstanding shares of COFI Common Stock shall, through a reclassification, recapitalization, stock dividend, stock split or reverse stock split have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, appropriate adjustment will be made to the Exchange Ratio.

                  (c) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of COFI shall reserve for issuance a sufficient number of shares of COFI

         Common Stock for the purpose of issuing its shares to the stockholders of Haverfield in accordance herewith.

                  (d) DISSENTING SHARES. Any shares of Haverfield Common Stock held by a holder who dissents from the Company Merger in accordance with Section 1701.85 of the OGCL shall be herein called "Dissenting Shares". Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

                  (e)      EXCHANGE OF HAVERFIELD COMMON STOCK.

                  Effective Time, holders of record of certificates formerly representing shares of Haverfield Common Stock ("Certificates") shall be instructed to tender such Certificates to an independent exchange agent to be selected by COFI (the "Exchange Agent") pursuant to a letter of transmittal that COFI shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by COFI or the Exchange Agent.

                           (ii) After the Effective Time, each holder of a
                  Certificate that surrenders such Certificate to COFI or the Exchange Agent will, upon acceptance thereof by COFI or the Exchange Agent, be entitled to the Merger Consideration payable in respect of the shares represented thereby.

                           (iii) COFI or the Exchange Agent shall accept
                  Certificates upon compliance with such reasonable terms and conditions as COFI or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as COFI or the Exchange Agent may reasonably require.

                           (iv) Each outstanding Certificate, other than those
                  representing Dissenting Shares, shall until duly surrendered to COFI or the Exchange Agent be deemed to evidence the right to receive the Merger Consideration.

                           (v) After the Effective Time, holders of Certificates
                  shall cease to have rights with respect to the Haverfield Common Stock previously represented by such Certificates, and their sole rights (other than the holders of Certificates representing Dissenting Shares) shall be to exchange such Certificates for the Merger Consideration. At the Effective Time, Haverfield shall deliver a certified copy of a list of its stockholders to COFI or the

                  Exchange Agent. After the Effective Time, there shall be no further transfer on the records of Haverfield of Certificates, and if such Certificates are presented to Haverfield for transfer, they shall be canceled against delivery of the Merger Consideration. COFI shall not be obligated to deliver the Merger Consideration to any holder of Haverfield Common Stock until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive COFI Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such COFI Common Stock, at which time such dividends on whole shares of COFI Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Haverfield for purposes of Rule 145 under the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") shall not be exchanged for certificates representing COFI Common Stock until COFI has received a written agreement from such person as specified in Section
                  5.3. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Haverfield Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of Haverfield to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                           (vi) If the Merger Consideration is to be issued to a
                  person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to COFI or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of COFI or the Exchange Agent that such tax has been paid or is not applicable.

                           (vii) In the event any Certificate shall have been
                  lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to COFI or the Exchange Agent an affidavit stating such fact, in form satisfactory to COFI, and, at COFI's discretion, a bond in such reasonable sum as COFI or the Exchange Agent may direct as indemnity against any claim that may be made against COFI or Haverfield or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate.

                  (f) NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of COFI Common Stock shall be issued in the Company Merger. Each holder who otherwise would have been entitled to a fraction of a share of COFI Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the COFI Share Price on the last business day preceding the Effective Time. The "COFI Share Price" shall mean the closing sale price (rounded down to the nearest whole cent) of one share of COFI Common Stock as reported on the Nasdaq National Market. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

                  (g) STOCK OPTIONS. The Home Bank Stock Compensation Plan including Plans I and II thereto ("1985 Option Plan") and the Haverfield 1995 Stock Option Plan ("1995 Option Plan") and each option granted thereunder outstanding on the date hereof and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such option shall be converted automatically into an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the 1985 Option Plan or 1995 Option Plan, whichever is applicable):

                           (i) the number of shares of COFI Common Stock to be
                  subject to the new option shall be equal to the product of the number of shares of Haverfield Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                           (ii) the exercise price per share of COFI Common
                  Stock under the new option shall be equal to the exercise price per share of Haverfield Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Haverfield shall be deemed to be references to COFI.

                  (h) ARTICLES OF INCORPORATION AND CODE OF REGULATIONS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Code of Regulations of Haverfield, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Code of Regulations of Haverfield, as the surviving corporation of the Company Merger, until either is thereafter amended in accordance with applicable law.

                  (i) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of Haverfield, as the surviving corporation of the Company Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

         1.4      MICHIGAN MERGER.

                  (a) CANCELLATION OF HAVERFIELD COMMON STOCK. At the effective time of the Michigan Merger, each share of common stock of Haverfield issued and outstanding immediately prior thereto shall, by virtue of the Michigan Merger, be canceled. No new shares of capital stock or other securities or obligations of Charter Michigan shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of Haverfield common stock shall not be converted into capital stock or other securities or obligations of Charter Michigan.

                  (b) ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation and Bylaws of Charter Michigan, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of Charter Michigan, as the surviving corporation of the Michigan Merger, until either is thereafter amended in accordance with applicable law.

                  (c) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Charter Michigan immediately prior to the Effective Time shall be the directors and officers of Charter Michigan, as the surviving corporation of the Michigan Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.

                  (d) SERVICE OF PROCESS. At the effective time of the Michigan Merger, Charter Michigan, as the surviving corporation of the Michigan Merger, consents to be sued and served with process in the State of Ohio and irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against it any obligation of Haverfield or to enforce the right of the holders of Dissenting Shares.

                  (e) ADDITIONAL FILING REQUIREMENTS. Charter Michigan, as the surviving corporation of the Michigan Merger, does not intend to transact business in the State of Ohio and does not desire to be licensed to transact business in the State of Ohio.

         Accordingly, at the time a certificate of merger relating to the Michigan Merger is filed with the Secretary of State of the State of Ohio, it shall be accompanied by the affidavits, receipts, certificates or other evidence required by Division (H) of Section 1701.86 of the OGCL with respect to Haverfield.

                  (f) PRINCIPAL OFFICE. The location of the principal office of Charter Michigan, as the surviving corporation of the Michigan Merger, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor, Dearborn, Michigan 48126..

         1.5      BANK MERGER.

                  (a) CANCELLATION OF HOME BANK COMMON STOCK. At the Bank Merger Effective Time, each share of common stock of Home Bank ("Home Bank Common Stock") issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of capital stock or other securities or obligations of Charter One Bank shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of Home Bank Common Stock shall not be converted into capital stock or other securities or obligations of Charter One Bank.

                  (b) CHARTER AND BYLAWS OF THE RESULTING INSTITUTION. The charter and bylaws of Charter One Bank, as in effect immediately prior to the Bank Merger Effective Time, shall, without any change, be the charter and bylaws of Charter One Bank, as the resulting institution of the Bank Merger, until either is thereafter amended in accordance with applicable law.

                  (c) DIRECTORS OF THE RESULTING INSTITUTION. The directors of Charter One Bank, as the resulting institution of the Bank Merger, shall be those persons listed in Exhibit B to this Agreement. Such directors shall continue in office until their successors are duly elected and qualified or otherwise duly selected.

                  (d) OFFICES OF THE RESULTING INSTITUTION. The home and other offices of Charter One Bank, as the resulting institution of the Bank Merger, shall be as listed in Exhibit C to this Agreement.

         1.6 CLOSING. Subject to the provisions of Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions to Closing, and shall be at 10:00 a.m. on the first business day of the first calendar month following the satisfaction of all of the conditions to Closing, at the executive offices of COFI or at such other date, time and location as is mutually agreed to by COFI and Haverfield, but in no event prior to September 1, 1997. The date on which the Closing actually occurs is herein referred to as the "Closing Date".

         1.7 RESERVATION OF RIGHT TO REVISE TRANSACTION. After consultation with Haverfield,

COFI shall have the unilateral right to change the method of effecting the Merger (including without limitation the provisions of this Article I), to the extent permitted by applicable law and to the extent it deems such change to be desirable, provided, however, that no such change shall (a) alter or change the amount or kind of the Merger Consideration or the treatment of stock options as set forth in Section 1.3(g) hereof, (b) diminish the benefits to be received by the directors, officers or employees of Haverfield and Home Bank as set forth in this Agreement or in any other agreements between the parties made in connection with this Agreement, (c) materially impede or delay the consummation of the Company Merger or (d) adversely affect the tax treatment of Haverfield stockholders as a result of receiving the Merger Consideration. COFI may exercise this right of revision by giving written notice thereof in the manner provided in Section 8.2 of this Agreement.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF COFI AND CHARTER ONE BANK

         COFI and Charter One Bank jointly and severally represent and warrant to Haverfield and Home Bank that:

         2.1      ORGANIZATION.

                  (a) COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. COFI is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 2.1(b) hereof)) on COFI or its ability to consummate the transactions contemplated herein. COFI has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby. COFI is duly registered as a savings and loan holding company under HOLA.

                  (b) As used in this Agreement, the term "Material Adverse Effect" with respect to COFI or Haverfield means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations, assets or deposit liabilities of such entity taken together with its affiliated entities on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) in the case of Haverfield, any financial change resulting from adjustments taken pursuant to Section
         4.2 hereof.

         2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of COFI, Charter Michigan and Charter One Bank, and no other corporate action on their part is required to be taken. This Agreement has been duly executed and delivered by COFI, Charter Michigan and Charter One Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         2.3 CONFLICTS. Subject to the second sentence of this Section 2.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of COFI or similar documents of any COFI Subsidiary or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COFI or any COFI Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time; (ii) are not material to the conduct of business or operations of COFI or any COFI Subsidiary; or (iii) are disclosed in
Section 2.3 of that certain confidential writing delivered by COFI to Haverfield within two business days prior to the date hereof (the "COFI Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to COFI, Charter Michigan or Charter One Bank, in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby except for: (a) the filing of all required regulatory applications by COFI, Haverfield and/or their respective Subsidiaries for approval of the transactions contemplated by this Agreement;
(b) the filing by COFI of the registration statement relating to the COFI Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC") and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement ("Proxy Statement") for use in connection with the Haverfield stockholders' meeting to approve the Company Merger ("Haverfield Stockholders' Meeting"); (c) the filing of certificates of merger with respect to the Company Merger and the Michigan

Merger with the Ohio Secretary of State and the Michigan Department of Commerce and the filing of additional documents with the State of Ohio as described in
Section 1.4(e); (d) the filing of the articles of combination with the OTS relating to the Bank Merger; (e) any filings, approvals or no-action letters with or from state securities authorities; and (f) any anti-trust filings, consents, waivers or approvals.

         2.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. To the best knowledge of COFI and Charter One Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation (i) applies to the Company Merger, (ii) prohibits or restricts the ability of COFI, Merger Sub, Charter Michigan or Charter One Bank to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby,
(iii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iv) would subject Haverfield or Home Bank to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

         2.5      CAPITALIZATION.

                  (a) As of the date hereof, the authorized capital stock of COFI consists of (i) 180,000,000 shares of COFI Common Stock, $0.01 par value per share, of which, as of February 28, 1997, 46,330,703 shares were issued and outstanding and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of COFI Common Stock have been, and all of the shares of COFI Common Stock to be issued in the Company Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of COFI Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of COFI and none of the outstanding shares of COFI Common Stock is or will be entitled to any preemptive rights in respect of the Company Merger or any of the other transactions contemplated by this Agreement.

                  (b) As of March 31, 1997, COFI does not have outstanding any securities or rights convertible into or exchangeable for COFI Common Stock or any commitments, contracts, understandings or arrangements by which COFI is or may be bound to issue additional shares of COFI Common Stock, except pursuant to employee and director stock options or as otherwise set forth in Section 2.5 of the COFI Disclosure Schedule.

         2.6 COFI FINANCIAL STATEMENTS; MATERIAL CHANGES. COFI has heretofore delivered to Haverfield its audited consolidated financial statements for calendar years ended December 31, 1996 and December 31, 1995 (together the "COFI Financial Statements"). The COFI Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of COFI as of the dates thereof and the consolidated results of its operations, shareholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1996 to the date hereof, COFI and the COFI Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to COFI on a consolidated basis except as disclosed in Section 2.6 of the COFI Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that COFI will suffer or experience a Material Adverse Effect.

         2.7      COFI SUBSIDIARIES.

                  (a) All of the COFI Subsidiaries as of the date of this Agreement are listed in Section 2.7 of the COFI Disclosure Schedule. COFI owns directly or indirectly all of the issued and outstanding shares of capital stock of the COFI Subsidiaries. No capital stock of any of the COFI Subsidiaries is, or may become required to be, issued (other than to COFI or another COFI Subsidiary) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any COFI Subsidiary. All of the shares of capital stock of each COFI Subsidiary held by COFI or a COFI Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.7 of the COFI Disclosure Schedule.

                  (b) Each COFI Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on COFI or the ability of COFI, Merger Sub, Charter Michigan or Charter One Bank to consummate the transactions contemplated herein. Each COFI Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "COFI Subsidiary" or a "Subsidiary" of COFI shall mean each corporation, savings bank and other entity in which COFI owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

                  (d) Charter One Bank is a member in good standing of the Federal Home

         Loan Bank System. All eligible deposit accounts issued by Charter One Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund ("SAIF") to the full extent permitted under applicable law. Charter One Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in Section 10(m) of HOLA.

         2.8 COFI FILINGS. COFI has previously made available, or will make available prior to the Effective Time, to Haverfield true and correct copies of its (i) proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1995, 1996, and 1997 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities and Exchange Act of 1934, as amended (the "Securities Exchange Act") by COFI with the SEC since January 1, 1995 including without limitation on Forms 10-K, 10-Q and 8-K.

         2.9 COFI REPORTS. Each of COFI and the COFI Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the FDIC, the OTS, the National Association of Securities Dealers ("NASD") and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of COFI or the COFI Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of COFI and Charter One Bank, investigation into the business or operations of COFI or the COFI Subsidiaries within the past two (2) years except as set forth in Section 2.9 of the COFI Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to COFI or any COFI Subsidiary on a consolidated basis.

         2.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, the businesses of COFI and the COFI Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by COFI or any COFI Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on COFI.

                  (b) Except as disclosed in Section 2.10 of the COFI Disclosure Schedule, no investigation or review by any governmental entity with respect to COFI or any COFI Subsidiary is pending or, to the best knowledge of COFI and Charter One Bank, threatened, nor has any governmental entity indicated to COFI or any COFI Subsidiary an intention to conduct the same, other than normal thrift regulatory examinations and those the outcome of which will not have a Material Adverse Effect on COFI.

                  (c) COFI and each of the COFI Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither COFI nor Charter One Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause COFI or any of the COFI Subsidiaries to fail to be in substantial compliance with such provisions. No COFI Subsidiary that is a financial institution has received a rating from an applicable regulatory authority which is less than "satisfactory."

         2.11 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by COFI for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by COFI for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Haverfield's stockholders, at the time of the Haverfield Stockholders' Meeting, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Haverfield Stockholders' Meeting that has become false or misleading. If, at any time prior to the Effective Time, any event relating to COFI or any of its affiliates, officers, or directors is discovered by COFI that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, COFI will promptly inform Haverfield and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Haverfield. Notwithstanding the foregoing, COFI makes no representation or warranty with respect to any information supplied by Haverfield that is contained in any of the Registration Statement or the Proxy Statement. The Proxy Statement and the Registration Statement will (with respect to COFI) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

         2.12 LITIGATION. Except as disclosed in Section 2.12 of the COFI Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of COFI and Charter One Bank threatened, against or affecting COFI or any COFI Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, would have a Material Adverse Effect on COFI or which would materially affect the ability of COFI, Merger Sub, Charter Michigan or Charter One Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against COFI or any COFI Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         2.13 LICENSES. COFI and the COFI Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         2.14     TAXES.

                  (a) Except as disclosed in Section 2.14 of the COFI Disclosure Schedule, COFI and the COFI Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or COFI has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns or required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither COFI nor any COFI Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against COFI or any COFI Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Except as set forth in Section 2.14 of the COFI Disclosure Schedule, neither COFI nor any COFI Subsidiary is currently subject to audit or examination of any of its income tax returns by the Internal Revenue Service or any state, municipal or other taxing authority. Neither COFI nor any COFI Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of COFI and the COFI Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) COFI has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where COFI was not the common parent of the group. Neither COFI nor any COFI Subsidiary is, or has been a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than COFI or a COFI Subsidiary.

                  (c) COFI and the COFI Subsidiaries have each withheld amounts from its employees, stockholders or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and, except as set forth in Section 2.14 of the COFI Disclosure Schedule have notified all employees, stockholders, and holders of public deposit accounts of their obligations to file all forms, statements and reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms, statements and reports with it.

                  (d) For the purposes of this Agreement, the terms "tax" and "taxes" include without limitation, any federal, state, local or foreign income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, tangible and intangible personal property and state taxes, payments in lieu of taxes, levies, duties, imposts, business, operations or financial condition, assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon.

         2.15 INSURANCE. COFI and the COFI Subsidiaries maintain insurance with insurers which in the best judgment of management of COFI are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. COFI and the COFI Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by COFI and the COFI Subsidiaries have been filed in due and timely fashion.

         2.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 2.16 of the COFI Disclosure Schedule, each material loan reflected as an asset on the COFI Financial Statements dated as of December 31, 1996 is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of COFI and Charter One Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 2.16 of the COFI Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge.

                  (b) All guarantees of indebtedness owed to COFI or any COFI Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of COFI and Charter One Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines and except as would not have a Material Adverse Effect on COFI.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which COFI or any COFI Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of COFI and Charter One Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. COFI and the COFI Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of COFI and Charter One Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such agreement or arrangement or would require COFI or any COFI Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 2.16 of the COFI Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the COFI Financial Statements dated as of December 31, 1996 under the heading "Investment Securities," and none of the investments made by COFI and the COFI

         Subsidiaries since December 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of COFI or any COFI Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which COFI or any COFI Subsidiary is a party, COFI or such Subsidiary has a valid, perfected first lien, or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         2.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the COFI Financial Statements as of December 31, 1996, (and as shown on any financial statements to be delivered by COFI to Haverfield pursuant to Section 5.7 hereof), to the best knowledge of COFI and Charter One Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted accounting principles applicable to Charter One Bank. To the best knowledge of COFI and Charter One Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of COFI and the COFI Subsidiaries as of December 31, 1996 (and as of the dates of any financial statements to be delivered by COFI to Haverfield pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

         2.18     COFI BENEFIT PLANS.

                  (a) The term "COFI Benefit Plans" as used herein refers to each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of COFI or any COFI Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Acts of 1974, as amended ("ERISA"), which COFI or any COFI Subsidiary maintains, to which COFI or any COFI Subsidiary contributes, or under which any employee, former employee, director or former director of COFI or any COFI Subsidiary is covered or has benefit rights and pursuant to which any liability of COFI or any COFI Subsidiary exists or is reasonably likely to occur, provided that the term "Plan or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No COFI Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the COFI Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("COFI Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, and, to the best of COFI's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such COFI Qualified Plan. All such COFI Qualified Plans established or maintained by COFI or any of the COFI Subsidiaries or to which COFI or any of the COFI Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such COFI Qualified Plans. Neither COFI nor any COFI Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by COFI or any COFI Subsidiary to any COFI Benefit Plan through December 31, 1996, have been made or reserves adequate for such purposes as of December 31, 1996 have been set aside therefor and reflected in the COFI Financial Statements dated as of December 31, 1996. Neither COFI nor any COFI Subsidiary is in material default in performing any of its respective contractual obligations under any of the COFI Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of COFI and Charter One Bank, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the COFI Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by COFI or any COFI Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of COFI or any COFI Subsidiary or any such Plan.

                  (d) COFI and the COFI Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any COFI Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the

         Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any COFI Qualified Plan. Neither COFI, any COFI Subsidiary nor any COFI Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975(a) of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code.

                  (e) COFI and the COFI Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each COFI Benefit Plan with the Internal Revenue Service, the PBGC, the Department of Labor, and as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of COFI on a consolidated basis. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         2.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 2.19 of the COFI Disclosure
         Schedule: (i) to the best knowledge of COFI and Charter One Bank, the operations of COFI and each of the COFI Subsidiaries comply in all material respects with all applicable past and present Environmental Laws (as defined below); (ii) to the best knowledge of COFI and Charter One Bank, none of the operations of COFI or any COFI Subsidiary, no assets presently or formerly owned or leased by COFI or any COFI Subsidiary and no Mortgaged Premises or a Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which COFI, any COFI Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of COFI or any COFI Subsidiary, no assets presently owned or, to the best knowledge of COFI and Charter One Bank, formerly owned by COFI or any COFI Subsidiary, and, to the best knowledge of COFI and Charter One Bank, no Mortgaged Premises or Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance (as defined below), or any other substance into the environment, nor has COFI or any COFI Subsidiary, or, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither COFI or any COFI Subsidiary, nor, to the best knowledge of COFI and Charter One Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) For purposes of this Section, "Mortgaged Premises" shall mean each (i) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to any party hereto or any of its Subsidiaries a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to any party hereto or any of its Subsidiaries a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one- to four-unit, single-family residences, and in the case of COFI and the COFI Subsidiaries, any real property interest securing a loan with a principal balance of less than one million dollars. For purposes of this Section, "Participating Facility" means any property in which any party hereto or any of its Subsidiaries participates in the management of such property and, where the context requires, includes the owner or operator of such property. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance;
         (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

         2.20 CONTRACTS AND COMMITMENTS. Section 2.20 of the COFI Disclosure Schedule contains, and shall be supplemented by COFI and Charter One Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of COFI to be true and correct copies of such documents on the dates of such certificates.

                  (a) The Certificate or Articles of Incorporation, Charters and Bylaws of COFI and each COFI Subsidiary.

                  (b) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of COFI or any COFI Subsidiary which, by their terms, continue to bind or affect COFI or any COFI Subsidiary.

                  (c) All orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of COFI or any COFI Subsidiary or any of their directors or officers in their capacities as such.

         2.21 DEFAULTS. There has not been any default in any material obligation to be performed by COFI or any COFI Subsidiary under any material contract or commitment, and neither COFI nor any COFI Subsidiary has waived, any material right under any material contract or commitment. To the best knowledge of COFI and Charter One Bank, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

         2.22 OPERATIONS SINCE DECEMBER 31, 1996. Between December 31, 1996 and the date hereof, except as set forth in Section 2.22 of the COFI Disclosure Schedule, there has not been:

                  (a) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by COFI or any COFI Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (b) any change in COFI's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate; or

                  (c) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to COFI or any COFI Subsidiary) materially adversely affecting the business, operations or financial condition of COFI on a consolidated basis.

         2.23 UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with generally accepted accounting principles ("Liabilities") have, in the case of COFI and the COFI Subsidiaries, been so reflected, disclosed or reserved against in the COFI Financial Statements dated as of December 31, 1996 or in the notes thereto, and COFI and the COFI Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1996 in the ordinary course of business or (b) as disclosed in Section 2.23 of the COFI Disclosure Schedule.

         2.24     ASSETS.

                  (a) COFI and the COFI Subsidiaries have good, and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by COFI or any COFI Subsidiary in the COFI Financial Statements dated as of December 31, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens, none of which, in the aggregate, except as set forth in the COFI Financial Statements dated as of December 31, 1996 or in Section 2.24 of the COFI Disclosure Schedule, are material to the assets of COFI on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of COFI and the COFI Subsidiaries (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by COFI and the COFI Subsidiaries is held in fee simple, except as otherwise noted in the COFI Financial Statements as of December 31, 1996 or as set forth in Section 2.24 of the COFI Disclosure Schedule. COFI and the COFI Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the COFI Financial Statements dated as of December 31, 1996, or in Section 2.24 of the COFI Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to COFI or any COFI Subsidiary.

                  (b) All leases pursuant to which COFI or any COFI Subsidiary, as lessee, leases real or personal property which are material to the business of COFI on a consolidated basis are, to the best knowledge of COFI and Charter One Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to COFI or any COFI Subsidiary, or to the best knowledge of COFI and Charter One Bank, the other party.

         2.25 INDEMNIFICATION. To the best knowledge of COFI and Charter One Bank, except as set forth in Section 2.25 of the COFI Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of COFI or any COFI Subsidiary has occurred which would give rise to a claim by any such person for indemnification from COFI or any COFI Subsidiary under the corporate indemnification provisions of such entity in effect on the date of this Agreement.

         2.26 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between COFI or any COFI Subsidiary and any of its officers, directors or employees conform to applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 2.26 of the COFI

Disclosure Schedule, no officer, director or employee of COFI or any COFI Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of COFI or any COFI Subsidiary.

         2.27 BROKERS AND FINDERS. Neither COFI nor any COFI Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for COFI or any COFI Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

         2.28 ACCURACY OF INFORMATION. The statements of COFI and Charter One Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of COFI or Charter One Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         2.29 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of COFI and Charter One Bank, there is no reason relating specifically to COFI or any COFI Subsidiary why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF HAVERFIELD AND HOME BANK

         Haverfield and Home Bank jointly and severally represent and warrant to COFI and Charter One Bank that:

         3.1 ORGANIZATION. Haverfield is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. Haverfield is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on Haverfield or its ability to consummate the transactions contemplated herein. Haverfield has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Company Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. Haverfield is duly registered as a savings and loan holding company under HOLA.

         3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Boards of Directors of Haverfield and Home Bank, and all necessary corporate action on the part of Haverfield and Home Bank has been taken, subject to the approval of this Agreement and the Company Merger by the holders of 2/3 of the issued and outstanding Haverfield Common Stock ("Required Vote"). This Agreement has been duly executed and delivered by Haverfield and Home Bank and constitutes the valid and binding obligation of each of them and is enforceable against each of them, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

         3.3 CONFLICTS. Subject to the second sentence of this Section 3.3, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Articles of Incorporation or Code of Regulations of Haverfield or similar documents of any Haverfield Subsidiary (as defined in Section 3.7 hereof), or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Haverfield or any Haverfield Subsidiary or their respective properties, other than any such conflicts, violations or defaults which (i) will be cured or waived prior to the Effective Time or (ii) are disclosed in Section 3.3 of that certain confidential writing delivered by Haverfield to COFI within two business days prior to the date hereof (the "Haverfield Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Haverfield or Home Bank in connection with the execution and delivery of this Agreement or the consummation by Haverfield or Home Bank of the transactions contemplated hereby except for the filings, approvals or waivers contemplated by Section 2.3 hereof.

         3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. To the best knowledge of Haverfield and Home Bank, no "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) applies to the Company Merger or to the Voting Agreements, (ii) prohibits or restricts the ability of Haverfield or Home Bank to perform its obligations under this Agreement, or the ability of Haverfield to consummate the Company Merger or the ability of Home Bank to consummate the Bank Merger, (iii) would have the effect of invalidating or voiding this Agreement, any of the Voting Agreements, or any provision hereof or thereof, or (iv) would subject COFI, Charter Michigan or Charter One Bank to any material impediment or condition in connection with the exercise of any of its right under this Agreement with respect to the Company Merger or any of the Voting Agreements.

         3.5 CAPITALIZATION AND STOCKHOLDERS.

                  (a) As of the date hereof, the authorized capital stock of Haverfield consists of (i) 5,000,000 shares of Haverfield Common Stock, $0.01 par value, of which 1,915,892 shares are issued and outstanding and 9,543 shares are held as treasury shares and (ii) 1,000,000 shares of preferred stock, of which none are issued and outstanding. All of the issued and outstanding shares of Haverfield Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Haverfield Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of Haverfield. All of the issued and outstanding shares of Haverfield Common Stock will be entitled to vote to approve this Agreement and the Company Merger.

                  (b) As of the date hereof, Haverfield had 189,127.6 shares of Haverfield Common Stock reserved for issuance under the 1985 Option Plan and 1995 Option Plan for the benefit of employees and directors of Haverfield and the Haverfield Subsidiaries, pursuant to which options covering 82,845.6 shares of Haverfield Common Stock are outstanding (the "Haverfield Stock Options"). Except as set forth in this Section, there are no shares of capital stock or other equity securities of Haverfield outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Haverfield, or contracts, commitments, understandings, or arrangements by which Haverfield is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Section 3.5 of the Haverfield Disclosure Schedule sets forth the name of the holder of each Haverfield Stock Option and the date of grant of, number of shares represented by exercise price and expiration of, each Haverfield Stock Option.

         3.6 HAVERFIELD FINANCIAL STATEMENTS; MATERIAL CHANGES. Haverfield has heretofore delivered to COFI its audited consolidated financial statements for calendar years ended December 31, 1996 and December 31, 1995 (together the "Haverfield Financial Statements"). The Haverfield Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (z) fairly present the consolidated financial position of Haverfield as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1996 to the date hereof, Haverfield and the Haverfield Subsidiaries have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to Haverfield on a consolidated basis except as disclosed in Section 3.6 of the Haverfield Disclosure Schedule. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that Haverfield will suffer or experience a Material Adverse Effect.

         3.7      HAVERFIELD SUBSIDIARIES.

                  (a) All of the Haverfield Subsidiaries are listed in Section
         3.7 of the Haverfield Disclosure Schedule. Except as set forth in
         Section 3.7 of the Haverfield Disclosure Schedule, Haverfield owns directly or indirectly all of the issued and outstanding shares of capital stock of the Haverfield Subsidiaries. Section 3.7 of the Haverfield Disclosure Schedule sets forth the number of shares of authorized and outstanding capital stock of the Haverfield Subsidiaries. Except for equity securities of the Federal Home Loan Bank of Cincinnati or as set forth in Section 3.7 of the Haverfield Disclosure Schedule, neither Haverfield nor the Haverfield Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. No capital stock of any of the Haverfield Subsidiaries is or may become required to be issued (other than to Haverfield) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Haverfield Subsidiary. Other than as set forth in Section
         3.7 of the Haverfield Disclosure Schedule there are no contracts, commitments, understandings or arrangements relating to the rights of Haverfield to vote or to dispose of shares of the capital stock of any Haverfield Subsidiary. All of the shares of capital stock of each Haverfield Subsidiary are fully paid and non-assessable and are owned by Haverfield or another Haverfield Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the Haverfield Disclosure Schedule.

                  (b) Each Haverfield Subsidiary is either a savings bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on Haverfield or the ability of Haverfield or Home Bank to consummate the transactions contemplated herein. Each Haverfield Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

                  (c) For purposes of this Agreement, an "Haverfield Subsidiary" or a "Subsidiary" of Haverfield shall mean each corporation, savings bank, and other entity in which Haverfield owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

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



                  (d) Home Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by Home Bank are insured by the FDIC through the SAIF to the full extent permitted under applicable law. Home Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in
         Section 10(m) of HOLA. The liquidation account established by Home Bank in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws.

         3.8 HAVERFIELD FILINGS. Haverfield has previously made available, or will make available prior to the Effective Time, to COFI true and correct copies of the (i) proxy statements relating to all meetings of stockholders (whether special or annual) of Haverfield during calendar years 1995, 1996 and 1997 and
(ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act by Haverfield with the SEC since January 1, 1995 including without limitation on Forms 10-K, 10-Q and 8-K.

         3.9 HAVERFIELD REPORTS. Each of Haverfield and the Haverfield Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the FDIC, the OTS, the NASD, and other applicable thrift, securities and other regulatory authorities (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of Haverfield or the Haverfield Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Haverfield and Home Bank, investigation into the business or operations of Haverfield or the Haverfield Subsidiaries within the past two (2) years except as set forth in Section 3.9 of the Haverfield Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to Haverfield or any Haverfield Subsidiary.

         3.10     COMPLIANCE WITH LAWS.

                  (a) Except as disclosed in Section 3.10 of the Haverfield Disclosure Schedule, and for violations which are not material to Haverfield or any Haverfield Subsidiary, the businesses of Haverfield and the Haverfield Subsidiaries are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and all other laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Haverfield or any Haverfield Subsidiary.

                  (b) Except as disclosed in Section 3.10 of the Haverfield Disclosure Schedule, no investigation or review by any governmental entity with respect to Haverfield or any Haverfield Subsidiary is pending or, to the best knowledge of Haverfield and Home Bank, threatened, nor has any governmental entity indicated to Haverfield or any Haverfield Subsidiary an intention to conduct the same, other than normal thrift regulatory examinations.

                  (c) Haverfield and each of the Haverfield Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, neither Haverfield nor Home Bank has been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Haverfield or any of the Haverfield Subsidiaries to fail to be in substantial compliance with such provisions. Home Bank has not received since December 31, 1993 a rating from an applicable regulatory authority which is less than "satisfactory."

         3.11 REGISTRATION STATEMENT: PROXY STATEMENT. The information to be supplied by Haverfield for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by Haverfield for inclusion in the Proxy Statement will not, on the date of the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Haverfield's stockholders, at the time of the Haverfield Stockholders' Meeting, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Haverfield Stockholders' Meeting that has become false or misleading. If at any time prior to the Effective Time, any event relating to Haverfield or any of its affiliates, officers or directors is discovered by Haverfield that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Haverfield will promptly inform COFI, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Haverfield. Notwithstanding the foregoing,

Haverfield makes no representation or warranty with respect to any information supplied by COFI that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement will (with respect to Haverfield) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

         3.12 LITIGATION. Except as disclosed in Section 3.12 of the Haverfield Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Haverfield and Home Bank threatened, against or affecting Haverfield or any Haverfield Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against Haverfield, any Haverfield Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $10,000, or which would materially affect the ability of Haverfield or Home Bank to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Haverfield or any Haverfield Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

         3.13 LICENSES. Haverfield and the Haverfield Subsidiaries hold all licenses, certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         3.14     TAXES.

                  (a) Except as disclosed in Section 3.14 of the Haverfield Disclosure Schedule, Haverfield and the Haverfield Subsidiaries have each timely filed all tax and information returns required to be filed and have paid (or Haverfield has paid on behalf of its Subsidiaries), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither Haverfield nor any Haverfield Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Haverfield or any Haverfield Subsidiary that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of Haverfield and Haverfield Subsidiaries have not been audited by the Internal Revenue Service, state, municipal or other taxing authority after the 1991 tax year. Neither Haverfield nor any Haverfield Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of Haverfield and the Haverfield Subsidiaries have been accounted for in accordance with generally accepted accounting principles.

                  (b) Haverfield has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where Haverfield was not the common parent of the group. Neither Haverfield nor any Haverfield Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Haverfield or any Haverfield Subsidiary. Neither Haverfield nor any Haverfield Subsidiary is required to include in income any adjustment pursuant to Section 481(a) of the Code and no such adjustment has been proposed by the Internal Revenue Service. Neither Haverfield nor any Haverfield Subsidiary has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (c) Haverfield and the Haverfield Subsidiaries have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made and except as set forth in Section 3.14 of the Haverfield Disclosure Schedule, have notified all employees, stockholders and holders of public deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local tax laws and have taken reasonable steps to insure that such employees, stockholders and holders of public deposit accounts have filed all such forms statements and reports with it.

         3.15 INSURANCE. Haverfield and the Haverfield Subsidiaries maintain insurance with insurers which in the best judgment of management of Haverfield are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. Haverfield and the Haverfield Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by Haverfield and the Haverfield Subsidiaries have been filed in due and timely fashion. Each of Haverfield and the Haverfield Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither Haverfield nor any of the Haverfield Subsidiaries has, during the past three years, had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.

         3.16     LOANS; INVESTMENTS.

                  (a) Except as otherwise disclosed in Section 3.16 of the Haverfield Disclosure Schedule, each loan reflected as an asset on the Haverfield Financial Statement dated as of December 31, 1996, is evidenced by appropriate and sufficient documentation and constitutes, to the best knowledge of Haverfield and Home Bank, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule, there is no loan or other asset of Haverfield or of any Haverfield Subsidiary that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss". Set forth in Section
         3.16 of the Haverfield Disclosure Schedule is a complete list of the real estate acquired through foreclosure, repossession or deed in lieu thereof ("REO") of Haverfield and the Haverfield Subsidiaries as of March 31, 1997.

                  (b) All guarantees of indebtedness owed to Haverfield or any Haverfield Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are, to the best knowledge of Haverfield and Home Bank, valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

                  (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Haverfield or any Haverfield Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Haverfield and Home Bank, in accordance with then-customary practice and applicable rules, regulations and policies of thrift regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Haverfield and the Haverfield Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of Haverfield and Home Bank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any mortgage-backed security financing arrangement, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require Haverfield or any Haverfield Subsidiary to recognize any gain or loss with respect to such arrangement.

                  (d) Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule and except for pledges to secure public and trust deposits, none of the investments reflected in the Haverfield Financial Statements dated as of December 31, 1996 under the heading "Investment Securities, " and none of the investments made by Haverfield and the Haverfield Subsidiaries since December 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Haverfield or any Haverfield Subsidiary to freely dispose of such investment at any time, other than those restrictions imposed on securities held for investment under generally accepted accounting principles. With respect to all material repurchase agreements to which Haverfield or any Haverfield Subsidiary is a party, Haverfield or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in Section 3.16 of the Haverfield Disclosure Schedule and except for a transaction involving less than $50,000, neither Haverfield nor any Haverfield Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Haverfield or any Haverfield Subsidiary to repurchase or otherwise reacquire any such assets. Set forth in Section
         3.16 of the Haverfield Disclosure Schedule is a complete and accurate list of each investment and debt security, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell owned by Haverfield or any Haverfield Subsidiary showing as of March 31, 1997 the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities and the estimated cost and estimated fair value of the marketable equity securities.

                  (e) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Haverfield and the Haverfield Subsidiaries, as reflected in the Haverfield Financial Statements dated December 31, 1996 were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

         3.17     ALLOWANCE FOR POSSIBLE LOAN LOSSES.

                  (a) The allowance for possible loan losses shown on the Haverfield Financial Statements as of December 31, 1996 (and as shown on any financial statements to be delivered by Haverfield to COFI pursuant to Section 5.7 hereof), to the best knowledge of Haverfield and Home Bank, as of such date was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon generally accepted practices applicable to Home Bank. To the best knowledge of Haverfield and Home Bank, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of Haverfield and the Haverfield Subsidiaries as of December 31, 1996 (and as of the dates of any financial statements to be delivered by Haverfield to COFI pursuant to
         Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

                  (b) The sum of the aggregate amount of all Nonperforming Assets (as defined below) and all troubled debt restructurings (as defined under generally accepted accounting principles) on the books of Haverfield and the Haverfield Subsidiaries does not exceed 1.2% of total loans at the date hereof. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Home Bank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "Doubtful", "Loss" or the equivalent thereof by any regulatory authority, and (ii) all assets classified as REO and other assets acquired through foreclosure or repossession.

         3.18     HAVERFIELD BENEFIT PLANS.

                  (a) Section 3.18 of the Haverfield Disclosure Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, restricted stock, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering any employee, former employee, director or former director of Haverfield or any Haverfield Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which Haverfield or any Haverfield Subsidiary maintains, to which Haverfield or any Haverfield Subsidiary contributes, or under which any employee, former employee, director or former director of Haverfield or any Haverfield Subsidiary is covered or has benefit rights and pursuant to which any liability of Haverfield or any Haverfield

         Subsidiary exists or is reasonably likely to occur (the "Haverfield Benefit Plans"). Except as set forth in Section 3.18 of the Haverfield Disclosure Schedule, Haverfield and the Haverfield Subsidiaries neither maintain nor have entered into any Haverfield Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Haverfield or any Haverfield Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Haverfield or any Haverfield Subsidiary or to COFI or any COFI Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "Haverfield Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in Section 3.18 of the Haverfield Disclosure Schedule, no Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (b) Each of the Haverfield Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Section 401(a) of the Code ("Haverfield Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the Haverfield Disclosure Schedule) and, to the best of Haverfield's knowledge, there exist no circumstances likely to adversely affect the qualified status of any such Haverfield Qualified Plan. All such Haverfield Qualified Plans established or maintained by Haverfield or any of the Haverfield Subsidiaries or to which Haverfield or any of the Haverfield Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Haverfield Qualified Plans. Neither Haverfield nor any Haverfield Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Haverfield or any Haverfield Subsidiary to any Haverfield Benefit Plan through December 31, 1996, have been made or reserves adequate for such purposes as of December 31, 1996, have been set aside therefor and are reflected in the Haverfield Financial Statements dated as of December 31, 1996. Neither Haverfield nor any Haverfield Subsidiary is in material default in performing any of its respective contractual obligations under any of the Haverfield Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                  (c) There is no pending or, to the best knowledge of Haverfield and Home Bank, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the Haverfield Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by Haverfield or any Haverfield Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of Haverfield or any Haverfield Subsidiary or any such Plan.

                  (d) Haverfield and the Haverfield Subsidiaries and all other persons having fiduciary or other responsibilities or duties with respect to any Haverfield Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Haverfield Qualified Benefit Plan. Except as disclosed in Section 3.18 of the Haverfield Disclosure Schedule, neither Haverfield, any Haverfield Subsidiary nor any Haverfield Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or Section 4980 of the Code. All Haverfield Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

                  (e) Except as set forth in Section 3.18 of the Haverfield Disclosure Schedule, neither Haverfield nor any Haverfield Subsidiary has made any payments, or is or has been a party to any agreement or any Haverfield Benefit Plan, that under any circumstances could obligate it or its successor to make payments that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

                  (f) Section 3.18 of the Haverfield Disclosure Schedule describes any obligation that Haverfield or any Haverfield Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

                  (g) Section 3.18 of the Haverfield Disclosure Schedule lists:
         (i) each officer, employee and director of Haverfield and any Haverfield Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from Haverfield and each Haverfield Subsidiary for each of the calendar years 1992 through 1996 as reported by Haverfield and a Haverfield Subsidiary on Form W-2 or Form 1099; and (ii) a copy of each option agreement relating to Haverfield Stock Options.

                  (h) To the best knowledge of Haverfield and Home Bank, Haverfield and the Haverfield Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Haverfield Benefit Plan with the Internal Revenue Service, the Department of Labor and the PBGC, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of Haverfield and Home Bank, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

         3.19     COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) Except as set forth in Section 3.19 of the Haverfield Disclosure Schedule: (i) to the best knowledge of Haverfield and Home Bank, the operations of Haverfield and each of the Haverfield Subsidiaries comply in all material respects with all applicable past and present Environmental Laws; (ii) to the best knowledge of Haverfield and Home Bank, none of the operations of Haverfield or any Haverfield Subsidiary, no assets presently or formerly owned or leased by Haverfield or any Haverfield Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which Haverfield, any Haverfield Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of Haverfield or any Haverfield Subsidiary, no assets presently owned or, to the best knowledge of Haverfield and Home Bank, formerly owned by Haverfield or any Haverfield Subsidiary, and to the best knowledge of Haverfield and Home Bank, no Mortgaged Premises or a Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has Haverfield or any Haverfield Subsidiary, or, to the best knowledge of Haverfield and Home Bank, any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither Haverfield nor any Haverfield Subsidiary, nor, to the best knowledge of Haverfield and Home Bank, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

                  (b) With respect to the real property currently owned or, to the best knowledge of Haverfield and Home Bank, formerly owned or currently leased by Haverfield or any Haverfield Subsidiary ("Haverfield Premises"): (x) no part of the Haverfield Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (y) except as disclosed in Section
         3.19 of the Haverfield Disclosure Schedule, the Haverfield Premises do not contain, and have never contained, an underground storage tank; and
         (z) the Haverfield Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the Haverfield Disclosure Statement as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section
         3.19 of the Haverfield Disclosure Schedule.

         3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the Haverfield Disclosure Schedule contains, and shall be supplemented by Haverfield and Home Bank, as required by Section 5.10 hereof, so as to contain at the Closing Date copies of each of the following documents, certified by an officer of Haverfield to be true and correct copies of such documents on the dates of such certificates:

                  (a) a list and description of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any officer or director of Haverfield or any Haverfield Subsidiary, as well as a listing of all deposits or deposit surrogates, including the amount, type and interest being paid thereon, to which Haverfield or any Haverfield Subsidiary is a party under which it may (contingently or otherwise) have any liability involving any officer or director of Haverfield or any Haverfield Subsidiary;

                  (b) a list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $25,000 to which Haverfield or any Haverfield Subsidiary is a party and/or under which it may (contingently or otherwise) have any liability;

                  (c) a list and description of each contract or agreement (not otherwise included in the Haverfield Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six months; (ii) cannot be terminated on thirty days (or less) written notice without penalty; and (iii) involves an annual expenditure by Haverfield or any Haverfield Subsidiary in excess of $25,000;

                  (d) a list and description of each contract or commitment (other than Haverfield Permitted Liens as defined in Section 3.22(c)) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by Haverfield or any Haverfield Subsidiary, and a list and description of all real property owned, leased or licensed by Haverfield or any Haverfield Subsidiary;

                  (e) a list of all fees, salaries, bonuses and other forms of compensation including but not limited to, country club memberships, automobiles available for personal use, and credit cards available for personal use, provided by Haverfield or any Haverfield Subsidiary to any employee, officer, or director or former employee, officer or director of Haverfield or any Haverfield Subsidiary who earns in excess of $50,000 annually;

                  (f) a list and description of each commitment made by Haverfield or any Haverfield Subsidiary to or with any of its officers, directors or employees extending for a period of more than six months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereto;

                  (g) the Articles of Incorporation, Charters, Code or Regulations, and Bylaws and specimen certificates of each type of security issued by Haverfield and each Haverfield Subsidiary;

                  (h) a list and description of each other contract or commitment providing for payment based in any manner upon outstanding loans or profits of Haverfield or any Haverfield Subsidiary;

                  (i) a list and description of all powers of attorney granted by Haverfield or any Haverfield Subsidiary which are currently in force;

                  (j) a list and description of all policies of insurance currently maintained by Haverfield or any Haverfield Subsidiary and a list and description of all unsettled or outstanding claims of Haverfield or any Haverfield Subsidiary which have been, or to the best knowledge of Haverfield and Home Bank, will be, filed with the companies providing insurance coverage for Haverfield or any Haverfield Subsidiary (except for routine claims for health benefits);

                  (k) each collective bargaining agreement to which Haverfield or any Haverfield Subsidiary is a party and all affirmative action plans or programs covering employees of Haverfield or any Haverfield Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by Haverfield or any Haverfield Subsidiary;

                  (l) each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $10,000 to which Haverfield or any Haverfield Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty;

                  (m) all employment, consulting, financial advisory, investment banking, and professional services contracts to which Haverfield or any Haverfield Subsidiary is a party;

                  (n) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Haverfield or any Haverfield Subsidiary which, by their terms, continue to bind or affect Haverfield or any Haverfield Subsidiary;

                  (o) all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of Haverfield or any Haverfield Subsidiary or any of their directors or officers in their capacities as such;

                  (p) all trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by Haverfield or any Haverfield Subsidiary or licensed from a third party;

                  (q) all policies formally adopted by the Board of Directors of Haverfield or any Haverfield Subsidiary as currently in effect with respect to environmental matters and copies of all policies that have been in effect during the last five (5) years regarding the performance of environmental investigations of properties accepted as collateral for loans, including the effective dates of all such policies; and

                  (r) each other agreement to which Haverfield or any Haverfield Subsidiary is a party (which does not expire within six months from the date hereof and cannot be terminated upon thirty days (or less) written notice without penalty) which individually during its term could commit Haverfield or any Haverfield Subsidiary to an expenditure (either individually or through a series of installments) in excess of $25,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.20 including without limitation:

                           (i) each agreement of guaranty or indemnification
                  running to any person;

                           (ii) each agreement containing any covenant limiting
                  the right of Haverfield or any Haverfield Subsidiary to engage in any line of business or to compete with any person;

                           (iii) each agreement with respect to any license,
                  permit and similar matter that is necessary to the operations of Haverfield or any Haverfield

                  Subsidiary;

                           (iv) each agreement that requires the consent or
                  approval of any other party in order to consummate the Merger;

                           (v) each agreement relating to the servicing of loans
                  and each mortgage forward commitment and similar agreement pursuant to which Haverfield or any Haverfield Subsidiary sells to others mortgages which it originates;

                           (vi) each contract relating to the purchase or sale
                  of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks and each agreement or arrangement described in Section 3.16(d) hereof; and

                           (vii) each contract or agreement (with the exception
                  of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation Seller's Guide), including but not limited to each contract or agreement pursuant to which Haverfield or any Haverfield Subsidiary has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of Haverfield or any Haverfield Subsidiary; the name and address of each person which might or could be entitled to recourse against or indemnification from Haverfield or any Haverfield Subsidiary; and the monetary amount of each actual or potential recourse or indemnification obligation under each such contract or agreement.

         3.21 DEFAULTS. There has not been any default in any material obligation to be performed by Haverfield or any Haverfield Subsidiary under any contract or commitment, and neither Haverfield nor or any Haverfield Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any contract or commitment. To the best knowledge of Haverfield and Home Bank, no other party to any contract or commitment is in default in any material obligation to be performed by such party.

         3.22 OPERATIONS SINCE DECEMBER 31, 1996. Between December 31, 1996 and the date hereof, except as set forth in Section 3.22 of the Haverfield Disclosure Schedule, there has not been:

                  (a) any increase in the compensation payable or to become payable by Haverfield or any Haverfield Subsidiary to any employee, officer or director, other than routine annual increases to rank and file employees consistent with past practices;

                  (b) except as permitted in Section 4.1(a) hereof, any payment of dividends or other distributions by Haverfield to its stockholders or any redemption by

         Haverfield of its capital stock;

                  (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of Haverfield or any Haverfield Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "Haverfield Permitted Lien"): (i) liens arising out of judgments or awards in respect of which Haverfield or any Haverfield Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which Haverfield or any Haverfield Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both;
         (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Haverfield or any Haverfield Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of Haverfield or any Haverfield Subsidiary arising in the ordinary course of business;

                  (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by Haverfield or any Haverfield Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default;

                  (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any Haverfield Benefit Plan by Haverfield or any Haverfield Subsidiary;

                  (f) any action by Haverfield or any Haverfield Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by Haverfield or any Haverfield Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, Haverfield shall promptly notify

         COFI;

                  (g) any change in Haverfield's independent auditors, historic methods of accounting (other than as required by generally accepted accounting principles or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                  (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by Haverfield or any Haverfield Subsidiary of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $50,000 or (ii) is outside of the ordinary course of business;

                  (i) any sale or transfer of any asset in excess of $50,000 of Haverfield or any Haverfield Subsidiary or outside of the ordinary course of business with the exception of loans and marketable securities that are held for sale and sold in the ordinary course of business at market prices;

                  (j) any cancellation or compromise of any debt to, claim by or right of, Haverfield or any Haverfield Subsidiary except in the ordinary course of business;

                  (k) any amendment or termination of any contract or commitment to which Haverfield or any Haverfield Subsidiary is a party, other than in the ordinary course of business;

                  (l) any material damage or destruction to any assets or property of Haverfield or any Haverfield Subsidiary whether or not covered by insurance;

                  (m) any change in the loan underwriting policies or practices of any Haverfield Subsidiary;

                  (n) any transaction of business or activity undertaken by Haverfield or any Haverfield Subsidiary outside the ordinary course of business consistent with past practices;

                  (o) any agreement or commitment to do any of the foregoing; or

                  (p) any event or condition of any character (other than changes in legal, economic or other conditions which are not specially or uniquely applicable to Haverfield or any Haverfield Subsidiary) adversely affecting the business, operations or financial condition of Haverfield on a consolidated basis.

         3.23 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of Haverfield and each Haverfield Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of Haverfield and each such Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

         3.24 UNDISCLOSED LIABILITIES. All of the Liabilities have, in the case of Haverfield and the Haverfield Subsidiaries, been reflected, disclosed or reserved against in the Haverfield Financial Statements as of December 31, 1996 or in the notes thereto, and Haverfield and the Haverfield Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1996 in the ordinary course of business or (b) as disclosed in Section 3.24 of the Haverfield Disclosure Schedule.

         3.25     ASSETS.

                  (a) Haverfield and the Haverfield Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by Haverfield or any Haverfield Subsidiary in the Haverfield Financial Statements dated as of December 31, 1996, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) Haverfield Permitted Liens none of which, in the aggregate, except as set forth in the Haverfield Financial Statements dated December 31, 1996 or in Section 3.25 of the Haverfield Disclosure Schedule, are material to the assets of Haverfield on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of Haverfield and the Haverfield Subsidiaries (whether owned or leased) are, in the opinion of management of Haverfield and Home Bank, in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by Haverfield and the Haverfield Subsidiaries is held in fee simple, except as otherwise noted in the Haverfield Financial Statements as of December 31, 1996 or as set forth in Section 3.25 of the Haverfield Disclosure Schedule. Haverfield and the Haverfield Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the Haverfield Financial Statements dated as of December 31, 1996 or in Section 3.25 of the Haverfield Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to Haverfield or any Haverfield Subsidiary.

                  (b) All leases pursuant to which Haverfield or any Haverfield Subsidiary, as lessee, leases real or personal property are, to the best knowledge of Haverfield and Home Bank, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either Haverfield or any Haverfield Subsidiary, or to the best knowledge of Haverfield and Home Bank, the other party. Except as disclosed in Section 3.25 of the Haverfield Disclosure Schedule, none of such leases contains a prohibition against assignment by Haverfield or any Haverfield Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or resulting institution or any Haverfield Subsidiary from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by Haverfield or any Haverfield Subsidiary as of the date of this Agreement.

         3.26 INDEMNIFICATION. To the best knowledge of Haverfield and Home Bank, except as set forth in Section 3.26 of the Haverfield Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of Haverfield or any Haverfield Subsidiary has occurred which would give rise to a claim by any such person for indemnification from Haverfield or any Haverfield Subsidiary under the corporate indemnification provisions of Haverfield or any Haverfield Subsidiary in effect on the date of this Agreement.

         3.27 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between Haverfield or any Haverfield Subsidiary and any officer, director or employee of Haverfield or any Haverfield Subsidiary conform to the applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 3.27 of the Haverfield Disclosure Schedule, no officer, director or employee of Haverfield or any Haverfield Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Haverfield or any Haverfield Subsidiary.

         3.28 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.28 of the Haverfield Disclosure Schedule, neither Haverfield nor any Haverfield Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

         3.29 REGULATORY, TAX AND ACCOUNTING MATTERS. Haverfield and Home Bank have not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or (ii) prevent the Merger from qualifying as a pooling of interests for accounting purposes or the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.30 BROKERS AND FINDERS. Except as set forth in the agreement with Charles Webb & Co., a division of Keefe, Bruyette & Woods, Inc., dated May 8, 1996 (which agreement has not been amended since such date), a copy of which has previously been provided to COFI, neither Haverfield nor any Haverfield Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted directly or indirectly for Haverfield or any Haverfield Subsidiary in connection with this Agreement or the transactions contemplated hereby.

         3.31 ACCURACY OF INFORMATION. The statements of Haverfield and Home Bank contained in this Agreement, the Schedules hereto and in any other written document executed and delivered by or on behalf of Haverfield or Home Bank pursuant to the terms of this Agreement are true and correct in all material respects.

         3.32 FAIRNESS OPINION. Haverfield has received from Charles Webb & Co., a division of Keefe, Bruyette & Woods, Inc. a fairness opinion, dated as of the date of this Agreement, to the effect that the Merger Consideration to be received by the holders of Haverfield Common Stock pursuant to this Agreement and the Company Merger is fair to such holders from a financial point of view.

         3.33 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of Haverfield and Home Bank, there is no reason relating specifically to Haverfield or any of its Subsidiaries why (a) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (b) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (c) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

                                   ARTICLE IV

                             COVENANTS OF HAVERFIELD

         4.1      BUSINESS IN ORDINARY COURSE.

                  (a) Without the prior written consent of COFI, Haverfield shall not declare or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement, except it may declare and pay its regular quarterly cash dividend of not more than $.14 per share on Haverfield Common Stock; provided the declaration of the last dividend by Haverfield prior to consummation of the Company Merger and the payment thereof shall be coordinated with, and subject to the approval of COFI, so as to preclude any duplication of dividend benefit.

                  (b) Haverfield and the Haverfield Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, Haverfield and each of the Haverfield Subsidiaries will not, without the prior written consent of COFI (which consent in the case of subparts (xiv) and (xvii) below shall not be unreasonably withheld or delayed):

                           (i) issue any capital stock or any options, warrants,
                  or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to the Haverfield Stock Options outstanding on the date hereof;

                           (ii) directly or indirectly redeem, purchase or
                  otherwise acquire any capital stock or ownership interests of Haverfield or any of the Haverfield Subsidiaries;

                           (iii) effect a reclassification, recapitalization,
                  split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize;

                           (iv) change its Charter, Articles of Incorporation,
                  Code of Regulations or Bylaws;

                           (v) enter into or modify any employment agreement,
                  severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to rank and file employees consistent with past practices) in the compensation payable or to become payable to directors, officers or employees except as required by law, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension, or other Haverfield Benefit Plan and provided further that Haverfield and Home Bank shall be permitted, consistent with past practices, to make contributions to the employee stock ownership plan and the 401(k) plan of Haverfield, pursuant to its existing program for such contributions, which shall accrue from the date hereof to the Closing Date;

                           (vi) except for the short-term renewal of Federal
                  Home Loan Bank ("FHLB") advances outstanding at the date of this Agreement, raising short-term funds against its existing line of credit with the FHLB and deposit-taking in the ordinary course of its business, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

                           (vii) make or commit to make any new loan or letter
                  of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit, (x) in the case of a consumer loan or extension of credit, in a principal amount in excess of $250,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $250,000, (y) in the case of a loan secured by an owner occupied single-family principal residence, in a principal amount in excess of $350,000, or (z) in the case of a commercial loan or mortgage in a principal amount in excess of $500,000 or that would increase the aggregate credit outstanding in this category to any one borrower (or group of affiliated borrowers) to more than $500,000, without the prior written consent of COFI acting through its Chief Executive Officer in a written notice to Haverfield, which approval or rejection shall be given on a timely basis after delivery by Haverfield to such officer of COFI of the complete loan package;

                           (viii) make any material changes in its policies
                  concerning loan underwriting or which persons may approve loans;

                           (ix) enter into any securities transaction for its
                  own account or purchase or otherwise acquire any investment security for its own account other than U.S. Treasury obligations with maturities of less than one year and deposits in an overnight account at the FHLB of Cincinnati, provided COFI's consent shall not be unreasonably withheld or delayed relating to the purchase of other readily marketable investment securities;

                           (x) increase or decrease the rate of interest paid on
                  time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices;

                           (xi) enter into, modify or extend any agreement,
                  contract or commitment out of the ordinary course of business or having a term in excess of six months and involving an expenditure in excess of ten thousand dollars ($10,000), other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

                           (xii) except in the ordinary course of business,
                  place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                           (xiii) cancel any material indebtedness owing to it
                  or any claims which it may possess or waive any rights of material value;

                           (xiv) sell or otherwise dispose of any real property
                  or any material amount of tangible or intangible personal property other than (a) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to Home Bank, (b) student loans or (c) loans which are held for sale by

                  Home Bank and are sold in the secondary market within sixty
                  (60) days of origination;

                           (xv) foreclose upon or otherwise take title to or
                  possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that Home Bank and its Subsidiaries shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain Hazardous Substances;

                           (xvi) knowingly or wilfully commit any act or fail to
                  commit any act which will cause a material breach of any agreement, contract or commitment;

                           (xvii) purchase any real or personal property or make
                  any capital expenditure where the amount paid or committed therefor is in excess of twenty-five thousand dollars ($25,000), except for outstanding commitments set forth in
                  Section 3.20 of the Haverfield Disclosure Schedule;

                           (xviii) in the case of Home Bank, voluntarily make
                  any material changes in or to its asset and deposit mix;

                           (xix) engage in any activity or transaction outside
                  the ordinary course of business;

                           (xx) enter into or acquire any derivatives contract
                  or structured note;

                           (xxi) enter into any new, or modify, amend or extend
                  the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk;

                           (xxii) take any action that would (A) materially
                  impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code; or

                           (xxiii) agree in writing or otherwise to take any of
                  the foregoing actions or engage in any of the foregoing activities.

                  Nothing contained in this Section 4.1(b) is intended to impose an obligation upon Haverfield or Home Bank to take any action in violation of the fiduciary duties of its directors to its stockholders.

                  (c) Haverfield and the Haverfield Subsidiaries shall not, without the prior written consent of COFI, engage in any transaction or take any action that would render untrue any of the representations and warranties of Haverfield contained in Article III hereof, if such representations and warranties were given as of the date of such transaction or action.

                  (d) Haverfield will, and will cause the Haverfield Subsidiaries to, use their best efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including insurance of accounts with the FDIC. Haverfield will, and will cause the Haverfield Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters which could reasonably give rise to a claim prior to the Effective Time.

                  (e) Haverfield shall promptly notify COFI in writing of the occurrence of any matter or event known to and directly involving Haverfield or any Haverfield Subsidiary that is reasonably likely to result in a Material Adverse Effect on Haverfield or impair the ability of Haverfield or Home Bank to consummate the transactions contemplated herein.

                  (f) Haverfield shall provide to COFI such reports on litigation involving Haverfield and each of the Haverfield Subsidiaries as COFI shall reasonably request, provided that Haverfield shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

         4.2 CONFORMING ACCOUNTING AND RESERVE POLICIES; RESTRUCTURING EXPENSES. At the request of COFI, Home Bank agrees immediately prior to Closing and after satisfaction or waiver of the conditions to Closing set forth in Article VI hereof, to establish and take such reserves and accruals as COFI reasonably shall request to conform Home Bank's loan, accrual, reserve and other accounting policies to the policies of Charter One Bank, provided however, such requested conforming adjustments shall not be taken into account in determining whether Haverfield has experienced a Material Adverse Effect.

         4.3      CERTAIN ACTIONS.

                  (a) Neither Haverfield (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of its Subsidiaries under any of the instances described in this clause. Haverfield and Home Bank shall immediately instruct and otherwise use their best efforts to cause their directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. Haverfield and Home Bank shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Haverfield may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of Haverfield determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to Haverfield's stockholders under applicable law requires it to take such action, and, provided further, that Haverfield may not, in any event, provide to such third party any information which it has not provided to COFI. Haverfield shall promptly notify COFI orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by Haverfield in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of Haverfield, disclosure is appropriate under applicable law.

                  (b) "Acquisition Proposal" shall, with respect to Haverfield, mean any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any company with either Haverfield or any Subsidiary of Haverfield, (ii) a purchase lease or other acquisition of a material portion of all the assets of either Haverfield or any Subsidiary of Haverfield, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 25% or more of the voting power of either Haverfield or any Subsidiary of Haverfield, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of Haverfield, (v) a public proxy or consent solicitation made to stockholders of Haverfield seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with the OTS or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or (vii) the making of a bona fide offer to the Board of Directors Haverfield or Home Bank by written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1      INSPECTION OF RECORDS; CONFIDENTIALITY.

                  (a) COFI and Haverfield shall each afford to the other and to the other's accountants, counsel and other representatives (and their Subsidiaries) full access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. COFI and Haverfield shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request; however, such access may be limited by the party from whom access is sought so as to avoid unreasonable disruption or interference with such party's business operations, as such party may reasonably determine. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

                  (b) All information disclosed by any party to any other party to this Agreement, whether prior or subsequent to the date of this Agreement including, without limitation, any information obtained pursuant to this Section 5.1, shall be kept confidential by such other party and shall not be used by such other party otherwise as herein contemplated. In the event that this Agreement is terminated, each party shall return all documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain information furnished by another party pursuant hereto and, in any event, shall hold all information confidential unless or until such information is or becomes a matter of public knowledge.

         5.2 REGISTRATION STATEMENT; STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, COFI shall file the Registration Statement with the SEC, and Haverfield and COFI shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. COFI will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of COFI Common Stock in the Company Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Haverfield shall call the Haverfield Stockholders' Meeting as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Company Merger. In connection with the Haverfield Stockholders' Meeting,
(i) COFI and Haverfield shall jointly prepare the Proxy Statement as part of the Registration Statement and Haverfield shall mail the Proxy Statement to its stockholders and (ii) the Board of Directors of Haverfield shall recommend to its stockholders the approval of this Agreement and the Company Merger; provided, however, that such recommendation may be withdrawn, modified, or amended, or not made at all, after the receipt by Haverfield of an offer to effect an Acquisition Proposal (as defined in Section 4.3 hereof) with Haverfield to the extent the Board of Directors of Haverfield reasonably determines that, in the exercise of its fiduciary obligations after consultation with counsel, it has a duty to do so.

         5.3 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of this Agreement, Haverfield shall deliver to COFI a letter, reviewed by its counsel, identifying all persons whom Haverfield believes to be "affiliates" of Haverfield for purposes of Rule 145 under the Securities Act or for purposes of qualifying for pooling of interests accounting treatment for the Merger. Haverfield shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to COFI, as soon as practicable thereafter, a written agreement, substantially in the form of Exhibit D, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Haverfield held by such person or any shares of COFI Common Stock to be received by such person in the Company Merger (i) during the period commencing 30 days prior to the Company Merger and ending at the time of publication of financial results covering at least 30 days of combined operations after the Company Merger and (ii) at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, Haverfield shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.3.

         5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. Notwithstanding the foregoing, COFI and Haverfield will share equally all third party printing costs incurred with respect to the Registration Statement and Proxy Statement in preliminary and final form. The printer shall be Bowne or such other printer selected by COFI that is reasonably acceptable to Haverfield.

         5.5 COOPERATION. Each party covenants that it will use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time. All third party costs and expenses incurred by Home Bank at the direction of COFI in connection with making available to Home Bank's customers materials relative to the combination of Home Bank and Charter One Bank, shall be paid by COFI or Charter One Bank. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of the parties, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other parties hereto each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.

         5.6 REGULATORY APPLICATIONS. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities, and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by COFI after consultation with Haverfield. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other parties periodically of the status of each regulatory application.

         5.7 FINANCIAL STATEMENTS AND REPORTS. From the date of this Agreement and prior to the Effective Time: (a) Haverfield will deliver to COFI not later than forty-five (45) days after the end of any fiscal quarter, the Report of Condition and Income filed by Home Bank with the OTS; (b) COFI and Haverfield shall deliver to each other not later than forty-five (45) days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (c) each party will deliver to the others any and all other material reports filed with the SEC, the FDIC, the OTS, or any other regulatory agency within five (5) business days of the filing of any such report.

         5.8 NOTICE. At all times prior to the Effective Time, each party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Sections 6.1 or 6.2 hereof. In the event that any party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other parties, and shall, unless the same has been waived in writing by the other parties, use its reasonable efforts to remedy the same within 30 days, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

         5.9 PRESS RELEASE. Except as provided in Section 4.3(a) or as otherwise reasonably determined by a party to comply with its legal obligations, at all times prior to the Effective Time, the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

         5.10 DELIVERY OF SUPPLEMENTS TO DISCLOSURE SCHEDULES. Five (5) business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of COFI ,Haverfield and Home Bank contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.1(a) and 6.2(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

         5.11 LITIGATION MATTERS. Haverfield and Home Bank will consult with COFI about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $10,000.

         5.12 TAX OPINION. COFI agrees to obtain a written opinion of Silver, Freedman & Taff, L.L.P., addressed to COFI and Haverfield, dated the Closing Date, subject to the representations and assumptions referred to therein, and substantially to the effect that (i) the Company Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and that COFI, Merger Sub and Haverfield will each be a party to a reorganization;
(ii) that no gain or loss would be recognized by any stockholder of Haverfield upon the exchange of Haverfield Common Stock solely for COFI Common Stock in the Company Merger, and that the basis of the COFI Common Stock received by each stockholder of Haverfield who exchanges Haverfield Common Stock solely for COFI Common Stock in the Company Merger will be the same as the basis of the Haverfield Common Stock surrendered and exchanged therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of COFI Common Stock); (iii) the holding period of the COFI Common Stock received by a stockholder of Haverfield in the Company Merger will include the holding period of the Haverfield Common Stock surrendered and exchanged therefor, provided that such shares of Haverfield Common Stock were held as a capital asset by such stockholder at the Effective Time; and (iv) that cash received by a Haverfield stockholder in lieu of a fractional share interest of COFI Common Stock as part of the Company Merger will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of COFI Common Stock which such stockholder would otherwise be entitled to receive and will qualify as a capital gain or loss (assuming the Haverfield Common Stock was a capital asset in such stockholder's hands at the Effective
Time).

         5.13     WRITTEN AGREEMENTS WITH EMPLOYEES; BENEFITS AND RELATED
                  MATTERS.

                  (a) WRITTEN AGREEMENTS WITH EMPLOYEES. COFI shall assume all of the obligations of Home Bank under those five (5) Change In Control Agreements between Haverfield, Home Bank and Ennio F. Izzo, Richard C. Ebner, Marlene D. Culbertson, Nick J. Nero and Edward R. Turza, each dated August 30, 1996 (the "Severance Agreements"), and shall assume the Change In Control Benefit obligation of Home Bank under that certain Employment Agreement between William A. Valerian, Haverfield, and Home Bank dated August 28, 1996 (the "Employment Agreement") subject to the characterization and method of payment thereof being made in a manner that complies with accounting for the Merger as a pooling of interests.

                  (b) GENERAL SEVERANCE. Each person employed by the Haverfield Subsidiaries as of December 31, 1996 who is employed by the Haverfield Subsidiaries immediately prior to the Effective Time (other than a person named in subsection (a) above) will be entitled to receive (in lieu of any other form of severance) the severance package described below if such person's employment is terminated without cause within one year after the Effective Time. In addition, any such employee of the Haverfield Subsidiaries who voluntarily resigns after being notified by COFI that, as a condition of employment, such employee must work at a location outside of the Cleveland MSA or that such employee's base salary will be decreased, in any case within one year after the Effective Time, will be entitled to the severance package described below. The severance package shall consist of (i) three (3) weeks base pay for every year of full time service with the Haverfield Subsidiaries prior to the Effective Time, up to a maximum of one year of base pay, and (ii) continued health insurance coverage for a period of 90 days after separation of service with Charter Resources Ohio, Inc., a wholly owned subsidiary of Charter One Bank ("Charter Resources") paying the employer's portion (50%) of the health insurance premium. At the request of a severed employee who is entitled to the aforesaid severance package, outplacement services will be provided by Charter Resources. COFI acknowledges that the consummation of the Merger will constitute both a change in control and change in circumstances under the Severance Agreements and the Employment Agreement.

                  (c) CONTINUING EMPLOYEES. To the extent permitted by applicable law, the former employees of Home Bank (but specifically excluding any person named in subsection (a) above whose employment is terminated and then rehired (a "New Employee")) who become employees of Charter One Bank or any other COFI Subsidiary (the "Continuing Employees") shall continue to participate in the Haverfield Benefit Plans, except where any such Plan is terminated at the request of COFI at the Effective Time. COFI or any COFI Subsidiary may amend or terminate any Haverfield Benefit Plan at any time after the Effective Time, provided, that if the termination or amendment adversely affects the benefits provided to the Continuing Employees, Charter One Bank or another COFI Subsidiary shall provide the Continuing Employees with benefits that are substantially equivalent to the benefits being received by other similarly situated employees of Charter One Bank or such other COFI Subsidiary under comparable plans then in effect, if any. Whenever a Continuing Employee becomes a participant in an COFI Benefit Plan, such Continuing Employee shall receive full credit for his past service with Home Bank for purposes of determining eligibility to participate in and the vesting benefits of such COFI Benefit Plan (but not for the purpose of accrual of benefits thereunder). New Employees will not receive any past service credit. However, both New Employees and Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Home Bank health plan immediately prior to the Effective Time or any waiting period relating to coverage under the COFI health plan. COFI and Charter One Bank will assume, or will arrange for a qualified person or entity to assume, the duties of trustee under the Haverfield employee stock ownership plan as of the Effective Time, and will assume administrative responsibility for all employee benefit plans of Haverfield or Home Bank as of the Effective Time.

         5.14 RESERVATION OF SHARES TO SATISFY HAVERFIELD STOCK OPTIONS. COFI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of COFI Common Stock for delivery upon exercise of Haverfield Stock Options assumed by it in accordance with Section 1.3(g) hereof. As soon as practicable after the Effective Time, COFI shall file an appropriate registration statement with respect to the shares of COFI Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         5.15 NASDAQ LISTING. COFI shall use all reasonable efforts to cause the shares of COFI Common Stock to be issued in the Company Merger, and the shares of COFI Common Stock to be reserved for issuance upon exercise of Haverfield Stock Options, to be approved for listing on the Nasdaq Stock Market (or such other national securities exchange or stock market on which the COFI Common Stock shall then be traded), subject to official notice of issuance, prior to or as of the Closing.

         5.16 DIRECTORS' AND OFFICERS' INDEMNIFICATION INSURANCE. COFI agrees that the Merger shall not affect or diminish any of Haverfield's or Home Bank's duties and obligations of indemnification existing immediately prior to the Effective Time in favor of the directors, officers, employees and agents of Haverfield or Home Bank arising by virtue of the

Articles of Incorporation, Charter , Code of Regulations or Bylaws of Haverfield or Home Bank in the form in effect at the date of this Agreement or arising by operation of law, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. All provisions for indemnification and limitation of liability now existing in favor of the employees, agents, directors or officers of Haverfield, Home Bank or Haverfield Subsidiaries, as provided by law or regulation or in their respective Articles of Incorporation or Codes of Regulation shall survive the Merger, shall be assumed by COFI and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Time for a period of three years thereafter or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved. COFI or Charter One Bank, respectively, shall also purchase and keep in force for such three year period director's and officer's liability insurance and fiduciary liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by Haverfield's existing directors and officers liability insurance and fiduciary liability insurance for acts or omissions occurring prior to the Effective Time, to the extent such insurance may be purchased or kept in full force on commercially reasonable terms taking into account the cost thereof and the benefits provided thereby (provided that COFI may substitute or cause Haverfield to substitute therefor single premium tail coverage with policy limits equal to Home Bank's existing annual coverage limits). To the extent permitted by law, COFI or Charter One Bank, respectively, shall advance expenses in connection with the foregoing indemnification.

         5.17 REPORTS TO THE SEC. On or after the Effective Time, COFI shall continue to file all reports and data with the SEC necessary to permit stockholders of Haverfield who may be deemed affiliates of Haverfield within the meaning of Rule 145 under the Securities Act to sell COFI Common Stock held or received by them in connection with the Merger pursuant to Rules 144 and 145 under the Securities Act if they would otherwise be so entitled.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS TO THE OBLIGATIONS OF COFI, CHARTER MICHIGAN AND CHARTER ONE BANK. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank to consummate the Merger are subject to the following conditions precedent (except as to those which COFI may chose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by Haverfield and Home Bank in this Agreement and in any documents or certificates provided by Haverfield and Home Bank shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, Haverfield and Home Bank shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time;

                  (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a portion of the business or assets of Haverfield or any Haverfield Subsidiary by COFI, Charter Michigan or Charter One Bank, or would compel COFI, Charter Michigan or Charter One Bank to dispose of all or a portion of the business or assets of Haverfield or any Haverfield Subsidiary, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

                  (d) since the date hereof, Haverfield shall not have suffered a Material Adverse Effect;

                  (e) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger such that it would substantially deprive COFI of the economic benefits of the Merger, as determined in the reasonable judgment of COFI;

                  (f) COFI shall have received the opinion of Hahn Loeser Parks, L.L.P., counsel to Haverfield, in the form of the attached Exhibit E;

                  (g) COFI shall have received a certificate signed by the President and Chief Executive Officer of Haverfield and Home Bank, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.1(a), (b), and (d) hereof have been satisfied.

                  (h) simultaneous with the execution and delivery of this Agreement, the directors of Haverfield who are stockholders of Haverfield shall have executed and delivered to COFI Voting Agreements in the form attached hereto as Exhibit A;

                  (i) COFI shall have received the written affiliates' agreements described in Section 5.3 hereof; and

                  (j) Dissenting Shares shall not exceed 7% of the issued and outstanding Haverfield Common Stock.

         6.2 CONDITIONS TO THE OBLIGATIONS OF HAVERFIELD AND HOME BANK. Notwithstanding any other provision of this Agreement, the obligations of Haverfield and Home Bank to consummate the Merger are subject to the following conditions precedent (except as to those which Haverfield may chose to waive):

                  (a) subject to the cure provisions set forth in Section 5.8, all of the representations and warranties made by COFI in this Agreement and in any documents or certificates provided by COFI shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time;

                  (b) subject to the cure provisions set forth in Section 5.8, COFI shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

                  (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or record, which would prohibit ownership or operation of all or a portion of the business or assets of Haverfield or any Haverfield Subsidiary by COFI, Charter Michigan or Charter Bank, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

                  (d) no regulatory authority shall impose any non-standard or unduly burdensome condition relating to the Merger, such that it would substantially deprive Haverfield of the economic benefits of the Company Merger, as determined in the reasonable judgment of Haverfield;

                  (e) since the date hereof, COFI shall not have suffered a Material Adverse Effect;

                  (f) Haverfield shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to COFI, in the form attached hereto as Exhibit F; and

                  (g) Haverfield shall have received a certificate signed by the President and Chief Executive Officer of COFI, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (e) have been satisfied.

         6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of COFI, Charter Michigan and Charter One Bank on the one hand, and Haverfield and Home Bank on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which COFI or Haverfield may chose to waive):

                  (a) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect; nor shall there be any third party proceeding pending to prevent the consummation of the Merger;

                  (b) the parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

                  (c) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the COFI Common Stock in the Company Merger pursuant to this Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority;

                  (d) each party shall have received the tax opinion addressed to it referred to in Section 5.12 of this Agreement; and

                  (e) the COFI Common Stock to be issued to holders of Haverfield Common Stock shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By the mutual written consent of the Boards of Directors of COFI and Haverfield;

                  (b) At any time prior to the Effective Time, by COFI or Haverfield if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to a party's obligations hereunder;

                  (c) At any time on or before the date specified in 7.1(f) hereof, by COFI or Haverfield in the event that any of the conditions precedent to the obligations of the other party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

                  (d) By COFI or Haverfield at any time after the stockholders of Haverfield fail to approve this Agreement and the Company Merger by the Required Vote at the

         Haverfield Stockholders' Meeting;

                  (e) By COFI or Haverfield, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.1(a) or 6.1(b) in the case of COFI, or Section 6.2(a) or 6.2(b) in the case of Haverfield, and which breach cannot be or is not cured within thirty (30) days after written notice of such breach is given by the non-breaching party to the party committing such breach;

                  (f) By COFI or Haverfield on or after December 31, 1997, in the event the Company Merger has not been consummated by such date (provided, however, that the right to terminate under this Section 7.1(f) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Company Merger to occur on or before such date); or

                  (g) By Haverfield, if the Average COFI Stock Price is less than $36.55 and both of the following conditions are satisfied:

                           (i) written notice of its election to terminate is
                  delivered by Haverfield to COFI within one business day after the first date upon which the Average COFI Stock Price can be determined, and

                           (ii) COFI, within one business day after its receipt
                  of such written notice of election to terminate, fails to agree in writing to an Exchange Ratio determined by dividing the Average COFI Stock Price into $25.00, which Exchange Ratio shall be rounded to the fourth decimal place. Nothing herein shall obligate COFI to adjust the Exchange Ratio and any such action shall be elective on the part of COFI.

                  In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(f) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

         7.2      LIABILITIES AND REMEDIES; BREAK-UP FEE.

                  (a) In the event that this Agreement is terminated by a party (the "Aggrieved Party") solely by reason of the material breach by the other party ("Breaching Party") of any of its representations, warranties, covenants or agreements contained herein then the Aggrieved Party shall be entitled to such remedies and relief against the Breaching Party as are available at law or in equity. Moreover, the Aggrieved Party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the Breaching Party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

                  (b) In the event that the Haverfield Stockholder's Meeting does not take place, the Board of Directors of Haverfield fails to recommend approval of this Agreement and the Company Merger to the stockholders of Haverfield, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Company Merger to the stockholders of Haverfield, and this Agreement and the Company Merger is not approved by the stockholders of Haverfield by the Required Vote, and neither COFI or Charter One Bank is, as of the date of such event, in material breach of this Agreement, then, upon termination of this Agreement, Haverfield and Home Bank shall jointly and severally reimburse COFI and Charter One Bank for their third party expenses relating to this Agreement and the transactions contemplated hereby in an amount up to Two Hundred Thousand Dollars ($200,000) and pay COFI in immediately available funds an additional amount of Three Million Dollars ($3,000,000) as an agreed upon break up fee and as the sole and exclusive remedy of COFI, Merger Sub, Charter Michigan and Charter One Bank. In order to obtain the benefit of the expense reimbursement and break-up fees provided in this
         Section 7.2(b), COFI and Charter One Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under
         Section 7.2(a).

                  (c) In the event that an Acquisition Proposal occurs between the date hereof and the time of the Haverfield Stockholders' Meeting and the stockholders of Haverfield fail to approve this Agreement and the Company Merger under circumstances where the Board of Directors of Haverfield continuously maintained its favorable recommendation of this Agreement and Company Merger, and neither COFI or Charter One Bank was, as of the date of such action, in material breach of this Agreement, then if a definitive agreement relating to an Acquisition Proposal is executed by Haverfield or any Haverfield Subsidiary, or an Acquisition Proposal is consummated, in either case within nine months after the termination of this Agreement, then upon the happening of such event Haverfield and Home Bank shall be jointly and severally obligated to pay COFI a cash amount of Three Million Dollars ($3,000,000) as an agreed upon break up fee and as the sole and exclusive remedy of COFI, Merger Sub, Charter Michigan and Charter One Bank. Notwithstanding the foregoing, if the average (rounded down to the nearest whole cent) of the closing sale price of one share of COFI Common Stock on the Nasdaq National Market for the 20 full trading days ending on the day of the Haverfield Stockholders' Meeting is less than $36.55, the provisions of this Section 7.2(c) shall not survive a termination of this Agreement under Section 7.1(d) hereof. There shall be no duplication of remedy under this Section 7.2(c) and 7.2(b). In order to obtain the benefit of the expense reimbursement and break-up fees provided in this Section 7.2(c), COFI and Charter One Bank shall be required to execute a waiver of their rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that they might have under Section 7.2(a).

                  (d) In the event that all of the conditions precedent to the consummation of the Merger in Article VI have been satisfied or would be satisfied by the delivery of documents which are under the control of COFI and COFI in material breach of this Agreement refuses to consummate the Company Merger, or if COFI otherwise willfully abandons the Company Merger in material breach of this Agreement, then in either case, COFI and Charter One Bank shall jointly and severally pay Haverfield and Home Bank liquidated damages in the amount of Three Million Two Hundred Thousand Dollars ($3,200,000) as their sole and exclusive remedy against COFI, Merger Sub, Charter Michigan, and Charter One Bank. In order to pursue the liquidated damage remedy provided in this subsection, Haverfield and Home Bank shall be required to execute a waiver of their rights under Section 7.2(a) hereof and shall have not theretofore taken any action to enforce any right that they might have under Section 7.2(a) hereof.

         7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either COFI or Haverfield as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 5.1(b), 5.4, and 7.2 hereof shall survive the termination hereof.

         7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of Haverfield but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of Haverfield without the approval of the stockholders of Haverfield. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

         7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of Haverfield stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall estop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive any party (or any of its directors, officers, employees or agents) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either COFI or Haverfield, the aforesaid representations, warranties, and covenants being material inducements to consummation by the parties and the surviving corporation and resulting institution of the transactions contemplated hereby.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

                  (a)      if to COFI, Charter Michigan or Charter One Bank:

                                        Mr. Charles J. Koch
                                        Chief Executive Officer
                                        Charter One Financial, Inc.
                                        1215 Superior Avenue
                                        Cleveland, OH  44114

                           copy to:

                                        Mr. Robert J. Vana
                                        Chief Corporate Counsel
                                        Charter One Financial, Inc.
                                        1215 Superior Avenue
                                        Cleveland, OH  44114

                                                 and

                                        Barry P. Taff, Esq.
                                        Silver, Freedman & Taff L.L.P.
                                        ll00 New York Ave., N.W.
                                        Washington, D.C.  20005


                  (b)      if to Haverfield or Home Bank:


                                        Mr. William A. Valerian
                                        President
                                        Haverfield Corporation
                                        50 Terminal Tower
                                        Suite 444
                                        Cleveland, OH  44113
                           copy to:

                                        F. Ronald O'Keefe, Esq.
                                        Hahn Loeser Parks L.L.P.
                                        330 BP America Building
                                        200 Public Square
                                        Cleveland, OH  44114-2301

         8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of Ohio without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

         8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.5 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         8.6 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         8.7 NO EMPLOYMENT SOLICITATION. Prior to the receipt of OTS approval of the Merger, COFI and the COFI Subsidiaries shall not knowingly, actively solicit the employment of any current director, officer or full time employee of Haverfield or the Haverfield Subsidiaries.

         8.8 ADDITIONAL PARTY. Upon the formation of Merger Sub, COFI shall cause Merger Sub to take all necessary corporate action to approve this Agreement and to become a party hereto for purposes of consummating the Company Merger.

         The undersigned have caused this Agreement to be executed as of the day and year first above written.

CHARTER ONE FINANCIAL, INC.

By /s/ Charles John Koch
   ------------------------------
    Authorized Officer

CHARTER MICHIGAN BANCORP, INC.

By /s/ Charles John Koch
   ------------------------------
    Authorized Officer

CHARTER ONE BANK F.S.B.

By /s/ Charles John Koch
   ------------------------------
    Authorized Officer

HAVERFIELD CORPORATION

By /s/ William A. Valerian
   ------------------------------
    Authorized Officer

HOME BANK, F.S.B.

By /s/ William A. Valerian
   ------------------------------
    Authorized Officer

                                                                       EXHIBIT A

                                VOTING AGREEMENT

        This Voting Agreement dated as of April __, 1997 is entered into between Charter One Financial, Inc. ("COFI"), and the undersigned director and stockholder ("Stockholder") of Haverfield Corporation ("Haverfield").

                              W I T N E S S E T H:

        WHEREAS, Haverfield, Home Bank, F.S.B., COFI, Charter One Bank F.S.B. and Charter Michigan Bancorp, Inc. have entered into an Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of today, which contemplates the acquisition by COFI of 100% of the common stock of Haverfield (the "Haverfield Stock") by means of the merger of an Ohio corporation to be formed by COFI ("Merger Sub") with and into Haverfield (the "Merger"); and

        WHEREAS, COFI is willing to expend the substantial time, effort and expense necessary to implement the Merger only if Stockholder enters into this Voting Agreement; and

        WHEREAS, the Stockholder believes that the Merger is in his best interest and the best interest of Haverfield;

        NOW, THEREFORE, in consideration of the premises, Stockholder hereby agrees as follows:

        1. VOTING AGREEMENT - Stockholder shall vote, or cause to be voted, all of the shares of Haverfield Stock he now or hereafter owns and over which he now has, or prior to the record date for voting at the Meeting (as hereinafter defined) acquires, voting control in favor of the Merger at the meeting of stockholders of Haverfield to be called for the purpose of approving the Merger (the "Meeting").

        2. NO COMPETING TRANSACTION - Stockholder shall not vote any of his shares of Haverfield Stock in favor of any other merger or sale of all or substantially all the assets of Haverfield to any person other than COFI or its affiliates until closing of the Merger, termination of the Agreement or abandonment of the Merger by the mutual agreement of Haverfield and COFI, whichever comes first.

        3. TRANSFERS SUBJECT TO AGREEMENT - Stockholder shall not transfer any of his shares of Haverfield Stock unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this Voting Agreement and reasonably satisfactory to COFI.

        4. NO OWNERSHIP INTEREST - Nothing contained in this Voting Agreement shall be deemed to vest in COFI any direct or indirect ownership or incidents of ownership of or with respect to any shares of Haverfield Stock. All rights, ownership and economic benefits of and relating to the shares of Haverfield Stock subject to this Voting Agreement shall remain and belong to Stockholder and COFI shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Haverfield or exercise any power or authority to direct Stockholder in the voting of any of his shares of Haverfield Stock, except as otherwise expressly provided herein, or the performance of his duties or responsibilities as a director of Haverfield.

        5. DOCUMENTS DELIVERED - Stockholder acknowledges having reviewed the Agreement and its attachments and that all reports, proxy statements and other information with respect to COFI as filed with the Securities and Exchange Commission (the "Commission") were, prior to his execution of this Voting Agreement, available for inspection and copying at the Offices of the Commission and that COFI delivered the following such documents to Haverfield:

        (a) COFI's Annual Report on Form 10-K for the year ended December 31, 1996;

        (b) COFI's proxy statement for its 1997 Annual Meeting of Stockholders; and

        (c) COFI's Annual Report to Stockholders for the year ended December 31, 1996;

        6. AMENDMENT AND MODIFICATION - This Voting Agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Stockholder and COFI.

        7. ENTIRE AGREEMENT - This Voting Agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein. This Voting Agreement supersedes any agreements among COFI and the Stockholder concerning the subject matter contained herein.

        8. SEVERABILITY - The parties agree that if any provision of this Voting Agreement shall under any circumstances be deemed invalid or inoperative, this Voting Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

        9. COUNTERPARTS - This Voting Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10. GOVERNING LAW - This Voting Agreement shall be governed by the internal laws of the State of Ohio.

        11. HEADINGS - The headings for the paragraphs of this Voting Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Voting Agreement.

        12. TERMINATION - This Voting Agreement shall terminate upon the consummation of the Merger, termination of the Agreement or abandonment of the Merger by the mutual agreement of Haverfield and COFI, whichever comes first.

        13. SUCCESSORS - This Voting Agreement shall be binding upon and inure to the benefit of COFI and its successors, and Stockholder and his executor, personal representative, administrator, heirs, legatees, guardian and other legal representatives. This Voting Agreement shall survive the death or incapacity of Stockholder. This Voting Agreement may be assigned by COFI only to an affiliate of COFI.

                              CHARTER ONE FINANCIAL, INC.



                              By:
                                 ------------------------------


                              STOCKHOLDER


                              ---------------------------------

                                                                       EXHIBIT B

DIRECTORS OF RESULTING INSTITUTION

Eugene B. Carroll
Denise M. Fugo
Mark D. Grossi
Charles M. Heidel
Charles F. Ipavec
Richard J. Jacob
Charles John Koch
John D. Koch
Philip J. Meathe
Richard W. Neu
Henry R. Nolte, Jr., Esq.
Victor A. Ptak
Jerome L. Schostak
Mark Shaevsky, Esq.
Eresteen K. Williams

Branches:                                                             EXHIBIT C
--------

411 Dover Center Rd., Bay Village 44140
9243 Broadview Rd., Broadview Heights 44147
8535 Tanglewood Mall, Chagrin Falls 44022
8440 Mayfield Rd., Chesterland 44026
5733 Broadway Ave., Cleveland 44127
4300 Clark Ave., Cleveland 44109
11623 Clifton Blvd., Cleveland 44102
13709 Lorain Ave., Cleveland 44111
17411 Lorain Ave., Cleveland 44111
4221 Pearl Rd., Cleveland 44109
120 Public Square, Cleveland 44113
15042 Puritas Ave., Cleveland 44135
6235 St. Clair Ave., Cleveland 44103
5205 Storer Ave., Cleveland 44102
1215 Superior Ave., Cleveland 44114 - Home Office
365 E. 200th St., Euclid 44119
25000 Euclid Ave., Euclid 44117
23300 Lake Shore Blvd., Euclid 44123
22591 Lorain Rd., Fairview Park 44126
6200 Rockside Woods Blvd., Independence 44131
9231 Chillicothe Rd., Kirtland 44094
14534 Madison Ave., Lakewood 44107
15765 Broadway, Maple Heights 44137
6257 Mayfield Rd., Mayfield Heights 44124
7850 Mentor Ave., Mentor 44060
8715 Mentor Ave., Mentor 44060
7923 Munson Rd., Mentor-on-the-Lake 44060
15050 Bagley Rd., Middleburg Heights 44130
10300 Northfield Rd., Northfield 44067
494 W. Aurora Rd., Northfield 44067
25290 Lorain Rd., North Olmsted 44070
5775 Chevrolet Blvd., Parma 44130
5907 Ridge Rd., Parma 44130
7360 York Rd., Parma 44130
6555 Pearl Rd., Parma Heights 44130
25990 Highland Rd., Richmond Heights 44143
21550 Center Ridge Rd., Rocky River 44116
6211 SOM Center Rd., Solon 44139
1194 Bell Rd., South Russell 44022
11221 Pearl Rd., Strongsville 44136
15169 Pearl Rd., Strongsville 44136
13916 Cedar Rd., University Heights 44118
4612 Green Rd., Warrensville Heights 44128
1299 Columbia Road, Westlake 44145
38115 Euclid Ave., Willoughby 44094
28789 Chagrin Blvd., Woodmere 44122
326 S. Main St, Akron 44308
1165 E. Waterloo Rd., Akron 44306

1500 Canton Rd., Tri-County Plaza, Akron 44312
1820 Buchholzer Blvd., Akron 44310
Romig Rd., 346 Rolling Acres Mall, Akron 44322
76 S. Main St., Akron 44308
2770 W. Market St., Fairlawn 44313
3323 Kent Rd., Stow 44224
1652 Norton Rd., Stow 44224
214 High St., Wadsworth 44281
100 South Arch St., Alliance 44601
780 W. State St., Alliance 44601
11113 Fair Oaks, N.E., Bolivar 44612
3100 Cleveland, S., Canton 44707
4854 Everhard Rd., N.W., Canton 44718
1106 30th St., N.W., Canton 44709
400 W. Tuscarawas St., Canton 44702
3528 Tuscarawas St., W., Canton 44708
315 E. Main St., Louisville 44641
2200 Wales Ave., N.W., Massillon 44646
54 Federal Ave., N.E., Massillon 44646
2495 Easton St., NE, North Canton 44721
1000 N. Main St., North Canton 44720
2233 E. Pershing St., Salem 44460
955 Boardman-Poland Rd., Boardman 44512
35 S. State St., Girard 44420
3551 Belmont Ave., Youngstown 44505
611 Bluebell Drive, New Philadelphia 44663
507 Chillicothe, Portsmouth 45662
8806 Ohio River Rd., Wheelersburg 45694
422 Conant St., Maumee 43537
1560 Holland-Sylvania Rd., Maumee 43537
3024 Navarre Ave., Oregon, OH 43616
3230 Alexis Rd., Toledo 43613
3354 Dorr St., Toledo 43607
3130 Executive Parkway, Toledo 43606
144 Front St., Toledo 43551
4939 Holland-Sylvania Rd., Sylvania 43560
337 Huron St., Toledo 43604
3250 Lagrange St., Toledo 43608
5911 Lewis Ave., Toledo 43612
602 Main St., Toledo 43605
4260 Monroe St., Toledo 43606
5072 Monroe St., Toledo 43623
1460 S. Byrne Rd., Toledo 43614
1501 S. Detroit Ave., Toledo 43614
5744 Southwyck Blvd., Toledo 43614
5150 Summit St., Toledo 43611
3546 Sylvania Ave., Toledo 43623
186 Maine St., Belleville, MI 48111

2535 Woodward, Berkley, MI 48072
1000 Haynes, Birmingham, MI 48009
2500 W. Maple, Bloomfield Hills, MI 48301
1510 Woodward Ave., Bloomfield Hills, MI 48304
41401 Ford Rd., Canton, MI 48187
100 W. Broad St., Chesaning, MI 48616
43030 Hayes Rd., Clinton Twp., MI 48038
36520 Moravian, Clinton Twp., MI 48035
13606 Michigan, Dearborn, MI 48126
15930 Michigan, Dearborn, MI 48126
23801 Michigan, Dearborn, MI 48124
27270 Cherry Hill, Dearborn Hts., MI 48127
25350 Ford Rd., Dearborn Hts., MI 48127
20333 Conant, Detroit, MI 48234
16530 E. Warren, Detroit, MI 48224
21500 Grand River, Detroit, MI 48219
8121 Gratiot, Detroit, MI 48213
14501 Gratiot, Detroit, MI 48205
10641 Joy Rd., Detroit, MI 48204
7707 Michigan, Detroit, MI 48210
20222 Plymouth, Detroit, MI 48228
16841 Schaefer Rd., Detroit., MI 48235
16501 W. Warren, Detroit, MI 48228
1001 Woodward, Detroit, MI 48226
7401 Woodward, Detroit, MI 48202
210 N. Saginaw St., Durand, MI 48429
23220 Farmington, Farmington Hills, MI 48336
33333 West 12 Mile, Farmington Hills, MI 48334
23011 Woodward, Ferndale, MI 48220
633 Notre Dame, Grosse Pointe, MI 48230
19307 Mack Ave., Grosse Pointe Woods, MI 48236
19601 Vernier, Harper Woods ,MI 48317
12380 Woodward, Highland Park, MI 48203
215 E. Michigan Ave., Kalamazoo, MI 49007
4300 W. Main, Kalamazoo, MI 49007
27777 Southfield, Lathrap Village, MI 48076
2060 Dix Ave., Lincoln Park, MI 48146
19410 Middlebelt, Livonia, MI 48152
31441 Plymouth, Livonia, MI 48150
28999 W. 5 Mile, Livonia, MI 48154
33408 W. 5 Mile, Livonia, MI 48154
37077 W. 6 Mile, Livonia, MI 48152
41400 West 10 Mile, Novi, MI 48375
20800 Greenfield, Oak Park, MI 48237
5050 Marsh Rd., Okemos, MI 48805
800 E. Allegan, Otsego, MI 49078
200 E. Main St., Owosso, MI 48867
790 Penniman, Plymouth, MI 48170

75 W. Huron St., Pontiac, MI 48393
6118 S. Westnedge, Portage, MI 49002
9369 Telegraph Rd., Redford, MI 48239
69055 Main St., Richmond, MI 48062
44 N. Adams, Rochester, MI 48309
26000 Gratiot, Roseville, MI 48066
200 S. Main, Royal Oak, MI 48067
21800 Greater Mack, St. Clair Shores, MI 48080
31231 Harper, St. Clair Shores, MI 48082
24624 W. 10 Mile, Southfield, MI 48034
11275 Allen Rd., Southgate, MI 48195
14600 W. Fort St, Southgate, MI 48195
2270 16 Mile Rd., Sterling Hts., MI 48310
2225 18 Mile Rd., Sterling Hts., MI 48314
13650 Northbay Dr., Sterling Hts., MI 48313
36836 Van Dyke, Sterling Hts., MI 48312
4480 Fort Trenton, MI 48183
751 E Big Beaver Rd., Troy, MI 48083
125 Stephenson Highway, Troy, MI 48083
55 W. Long Lake Rd., Troy, MI 48098
48950 Van Dyke, Utica, MI 48317
26681 Hoover Rd., Warren, MI 48089
28455 Schoenherr, Warren, MI 48093
2050 12 Mile, Warren, MI 48092
8424 12 Mile, Warren, MI 48093
23521 Van Dyke, Warren, MI 48089
7670 Highland, Waterford, MI 48327
6465 Orchard Lake Rd., West Bloomfield, MI 48322
31411 Cherry Hill, Westland, MI 48185
7205 Wayne Rd., Westland, MI 48185
123 Michigan Ave., Ypsilanti, MI 48197

New Branches of Resulting Institution

1222 Madison Avenue, Lakewood, Ohio 44107
Brooklyn Super Kmart, In-Store Branch
Rocky River Rockport Rini-Rego, In-Store Branch
30020 Detroit Road, Westlake, Ohio  44145
789 SOM Center Road, Mayfield Village, Ohio 44143
3401 Richmond Road, Beachwood, Ohio  44122
2175 Warrensville Center Road, University Hts., Ohio 44118
Euclid Super Kmart, In-Store Branch Center Road
7820 Plaza Blvd., Mentor, Ohio  44060

                                                                       EXHIBIT D

                                 April __, 1997

Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, OH 44114

Gentlemen:

        1. I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of Haverfield Corporation, an Ohio corporation ("Haverfield").

        2. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April __, 1997 (the "Agreement"), by and among Charter One Financial, Inc., a Delaware corporation ("COFI"), Charter Michigan Bancorp, Inc., a wholly owned subsidiary of COFI ("Charter Michigan"), Charter One Bank F.S.B., a wholly owned subsidiary of Charter Michigan ("Charter One Bank"), Haverfield and Home Bank, F.S.B., a wholly owned subsidiary of Haverfield ("Home Bank"), it is contemplated that Haverfield will merge with and into Charter Michigan and that all of the outstanding common stock, $.01 par value per share, of Haverfield ("Haverfield Common Stock") will be converted into common stock, par value $.01 per share, of COFI ("Common Stock") as set forth in the Agreement (the "Merger"). In connection with the Merger, I will receive my pro rata portion of the shares of COFI Common Stock upon distribution of the COFI Common Stock to the holders of Haverfield Common Stock.

        3. I hereby agree as follows:

        I will not sell, pledge, transfer or otherwise dispose of any shares of Haverfield Common Stock held by me at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations.

        I will not offer to sell, transfer or otherwise dispose of any of the shares of COFI Common Stock distributed to me pursuant to the Merger except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the

Charter One Financial, Inc.
April __, 1997
Page 2

registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

        I will not sell, transfer or otherwise reduce my risk relative to any shares of Haverfield Common Stock or COFI Common Stock during the period 30 days prior to consummation of the Merger, and will not sell, transfer or otherwise reduce my risk relative to any shares of COFI Common Stock issued to me pursuant to the Merger until such time as financial results covering at least 30 days of post-Merger combined operations of COFI and Haverfield have been published by COFI.

        4. I consent to the endorsement of the COFI Common Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

                "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or pursuant to an exemption from registration under the Act, or pursuant to a registration statement under the Act."

        COFI's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the COFI Common Stock issued to me in the Merger, unless the transfer has been effected in compliance with the terms of this letter agreement.

        5. It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the legend set forth in 4 above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer or restrictions shall be lifted forthwith, if (a)(i) any such shares of COFI Common Stock issued to me in the Merger shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of or (ii) any such shares of COFI Common Stock issued to me in the Merger are sold in accordance with the provisions of paragraphs (c), (e), (f), and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of COFI and have been the beneficial owner of the COFI Common Stock for at least one year (or such other period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder) and COFI has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of COFI and have been the beneficial owner of the COFI Common Stock issued to me in the Merger for at least two years (or such period as may be prescribed by the Securities Act and the rules and regulations promulgated thereunder), or (v) COFI shall have received a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to COFI, to the effect

Charter One Financial, Inc.
April __, 1997
Page 3

that the stock transfer restrictions and the legend are not required, and (b) financial results covering at least 30 days of post-Merger combined operations have been published.

        6. COFI shall during the period I hold the COFI Common Stock subject to the restrictions herein comply with the requirements of Rule 144(c) under the Securities Act.

        7. I have carefully read this letter agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the COFI Common Stock, to the extent I felt necessary, with my counsel or counsel for Haverfield.

                                        Sincerely,



                                        ------------------------


Agreed and accepted this
__ day of April, 1997
by CHARTER ONE FINANCIAL, INC.


By:
    -------------------

                                                                       EXHIBIT E

                      [Hahn Loeser & Parks Legal Opinion]


                                                ____________, 1997

Charter One Financial, Inc.


Gentlemen:

        We have acted as counsel to Haverfield Corporation ("Haverfield") and Home Bank, F.S.B. ("Home Bank") in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization dated as of April -, 1997 (the "Agreement") by and among Charter One Financial, Inc. ("Charter One"), Charter Michigan Bancorp, Inc. ("Charter Michigan"), Charter One Bank F.S.B. ("Charter One Bank"), Haverfield and Home Bank. Unless otherwise defined herein, all capitalized terms used in this letter, which is delivered pursuant to
Section 6.1(f) of the Agreement, shall have the meanings set forth in the Agreement.

        This firm has represented Haverfield and its wholly-owned subsidiary, Home Bank, in connection with the negotiation of the Agreement and matters related thereto and with respect to other legal matters as to which we have been consulted by them. While we provide legal services to Haverfield and Home Bank on a regular basis, there may be matters of a legal nature as to which we have not been consulted. We are familiar with the corporate proceedings taken by Haverfield and Home Bank in connection with the Agreement.

Charter One Financial
April ___, 1997
Page 2

        For purposes of the opinions expressed herein, we have examined copies of the following documents:

        1. The Agreement;

        2. The Articles of Incorporation of Haverfield (the "Haverfield Articles") certified by the Secretary of State of Ohio as of April ___, 1997;

        3. A copy of the Code of Regulations of Haverfield (the "Haverfield Code") certified as true, complete and accurate by the Secretary of Haverfield as of the date of this opinion;

        4. The Charter of Home Bank (the "Home Bank Charter") certified by the Secretary of Home Bank as of the date of this opinion;

        5. A copy of the Bylaws of Home Bank (the "Home Bank Code") certified as true, complete and accurate by the Secretary of Home Bank as of the date of this opinion;

        6. A Certificate of the Secretary of Haverfield dated as of the date hereof, a copy of which is attached as Exhibit A hereto (the "Haverfield Certificate") relating to receipt by Haverfield of the consideration for its issued and outstanding shares specified in the applicable resolutions of the Board of Haverfield;

        7. The certificates and other documents delivered by the respective parties to the Agreement at or prior to the Effective Time.

        In addition, we have examined originals, copies or certified copies of such other corporate records of Haverfield and Home Bank, certificates of public officials and officers of Haverfield

Charter One Financial
April __, 1997
Page 3

and Home Bank and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below.

        In our examination of the documents and certificates referred to above, we have assumed, without inquiry (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals thereof of all documents submitted to us as copies; (iii) that all natural persons signing said documents had, at the time of such signing, the full legal capacity to sign and deliver said documents and records; (iv) that no action has been taken which is not reflected in the corporate records made available to us from Haverfield and Home Bank which amends, revokes, or otherwise affects any of the records or documents which we have examined; (v) that each party, other than Haverfield or Home Bank, executing any of the documents we have examined has full power and authority to enter into and perform its obligations thereunder; and (vi) that all of the facts recited, and representations and warranties made, by the parties in the Agreement and the related certificates and documents examined by us are true and correct in all material respects. With your permission, we do not address in our opinion any aspects of the transactions contemplated by the Agreement as they relate to the Michigan Merger.

        Although we have conducted no independent investigation of the accuracy or reasonableness of any of the foregoing assumptions, we have no actual knowledge that any of these assumptions are inaccurate. The words "actual knowledge" when used herein are intended to be limited to the knowledge of lawyers in this firm who have given attention to matters involving Haverfield and Home Bank.

Charter One Financial
April ______, 1997
Page 4

        We are members of the bar of the State of Ohio and the law covered by the opinions expressed herein is limited to the laws of the State of Ohio and the Federal laws of the United States as they exist on the date of this opinion. Moreover, we do not express any opinion concerning choice of law, securities law (except as set forth in opinion paragraph G below), or antitrust law matters.

        Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

        (A) Haverfield is a corporation, validly existing and in good standing under the laws of the State of Ohio and has the requisite power and authority to own or lease its properties and assets and to carry on its business as such properties, assets and business are described in the Proxy Statement.

        (B) Home Bank is a savings bank, validly existing under the laws of the United States, and has the corporate power to own or lease its properties and assets and carry on its business as such property, assets and business are described in the Proxy Statement. Home Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

        (C) The outstanding shares of capital stock of Haverfield and Home Bank are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights under the Ohio General Corporation Law, their respective Articles or Codes or under any agreement to which either of them are parties of which we have actual knowledge. All the

Charter One Financial
April ______, 1997
Page 5

outstanding shares of capital stock of Home Bank are legally and beneficially owned by Haverfield free and clear of any lien, encumbrance or claim.

        (D) The execution and delivery of the Agreement and the consummation of the Company Merger and the Bank Merger have been duly and validly authorized by the respective Boards of Directors of Haverfield and Home Bank and the Agreement and the Company Merger have been approved by the holders of two-thirds of the issued and outstanding shares of Haverfield Common Stock. To our actual knowledge, no consent or approval, which has not already been obtained, from any regulatory authority is required for execution and delivery by Haverfield or Home Bank of the Agreement or any of the documents to be executed and delivered by Haverfield and Home Bank therewith and the consummation of the Company Merger and the Bank Merger.

        (E) The Agreement (assuming that it has been duly authorized, executed and delivered by, and is a binding obligation of, Charter One, Charter Michigan and Charter One Bank) constitutes a valid and binding obligation of Haverfield and Home Bank enforceable against Haverfield and Home Bank in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors generally and to the application of equitable principles and judicial discretion. The opinion expressed in this paragraph is limited to the enforceability of the provisions of the Agreement and we express no opinion as to the enforceability of any other agreements or instruments which may be referred to in the Agreement.

Charter One Financial
April ______, 1997
Page 6

        (F) Neither the execution, delivery or performance of the Agreement by Haverfield or Home Bank nor the consummation of the Company Merger and the Bank Merger will (i) violate any provision of the respective Articles or Codes of Haverfield or Home Bank, or (ii) to our actual knowledge violate any order, judgment or decree which Haverfield or Home Bank is a party or by which either of them or any of their properties or assets are bound.

        (G) The Proxy Statement, as of the mailing date thereof, complied as to form in all material respects with the applicable provisions of the Exchange Act.

        This opinion letter is supplied solely for your benefit pursuant to
Section 6.1(f) of the Agreement. The opinions expressed herein are as of the date of this opinion letter and we assume no obligation to advise you of changes that may be brought to our attention hereafter. This opinion letter may not be relied upon by you for any other purpose, nor may this letter be quoted from, circulated, copied, relied upon or otherwise referred to, in whole or in part, by any other person or entity, except your counsel, without our prior written consent.


                                        Very truly yours,

                                        HAHN LOESER & PARKS LLP

                                                                       EXHIBIT E

                       [Hahn Loeser & Parks Legal Opinion]


                                        ____________, 1997


Charter One Financial, Inc.



Gentlemen:

        We have acted as counsel to Haverfield Corporation ("Haverfield") and Home Bank, F.S.B. ("Home Bank") in connection with the transactions contemplated by the Agreement and Plan of Merger and Reorganization dated as of April -, 1997 (the "Agreement") by and among Charter One Financial, Inc. ("Charter One"), Charter Michigan Bancorp, Inc. ("Charter Michigan"), Charter One Bank F.S.B. ("Charter One Bank"), Haverfield and Home Bank. Unless otherwise defined herein, all capitalized terms used in this letter, which is delivered pursuant to
Section 6.1(f) of the Agreement, shall have the meanings set forth in the Agreement.

        This firm has represented Haverfield and its wholly-owned subsidiary, Home Bank, in connection with the negotiation of the Agreement and matters related thereto and with respect to other legal matters as to which we have been consulted by them. While we provide legal services to Haverfield and Home Bank on a regular basis, there may be matters of a legal nature as to which we have not been consulted. We are familiar with the corporate proceedings taken by Haverfield and Home Bank in connection with the Agreement.

Charter One Financial
April ____, 1997
Page 2

        For purposes of the opinions expressed herein, we have examined copies of the following documents:

        1.      The Agreement;

        2. The Articles of Incorporation of Haverfield (the "Haverfield Articles") certified by the Secretary of State of Ohio as of April , 1997;

        3. A copy of the Code of Regulations of Haverfield (the "Haverfield Code") certified as true, complete and accurate by the Secretary of Haverfield as of the date of this opinion;

        4. The Charter of Home Bank (the "Home Bank Charter") certified by the Secretary of Home Bank as of the date of this opinion;

        5. A copy of the Bylaws of Home Bank (the "Home Bank Code") certified as true, complete and accurate by the Secretary of Home Bank as of the date of this opinion;

        6. A Certificate of the Secretary of Haverfield dated as of the date hereof, a copy of which is attached as Exhibit A hereto (the "Haverfield Certificate") relating to receipt by Haverfield of the consideration for its issued and outstanding shares specified in the applicable resolutions of the Board of Haverfield;

        7. The certificates and other documents delivered by the respective parties to the Agreement at or prior to the Effective Time.

        In addition, we have examined originals, copies or certified copies of such other corporate records of Haverfield and Home Bank, certificates of public officials and officers of Haverfield

Charter One Financial
April  ____, 1997
Page 3

and Home Bank and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below.

        In our examination of the documents and certificates referred to above, we have assumed, without inquiry (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the originals thereof of all documents submitted to us as copies; (iii) that all natural persons signing said documents had, at the time of such signing, the full legal capacity to sign and deliver said documents and records; (iv) that no action has been taken which is not reflected in the corporate records made available to us from Haverfield and Home Bank which amends, revokes, or otherwise affects any of the records or documents which we have examined; (v) that each party, other than Haverfield or Home Bank, executing any of the documents we have examined has full power and authority to enter into and perform its obligations thereunder; and (vi) that all of the facts recited, and representations and warranties made, by the parties in the Agreement and the related certificates and documents examined by us are true and correct in all material respects. With your permission, we do not address in our opinion any aspects of the transactions contemplated by the Agreement as they relate to the Michigan Merger.

        Although we have conducted no independent investigation of the accuracy or reasonableness of any of the foregoing assumptions, we have no actual knowledge that any of these assumptions are inaccurate. The words "actual knowledge" when used herein are intended to be limited to the knowledge of lawyers in this firm who have given attention to matters involving Haverfield and Home Bank.

Charter One Financial
April ______, 1997
Page 4

        We are members of the bar of the State of Ohio and the law covered by the opinions expressed herein is limited to the laws of the State of Ohio and the Federal laws of the United States as they exist on the date of this opinion. Moreover, we do not express any opinion concerning choice of law, securities law (except as set forth in opinion paragraph G below), or antitrust law matters.

        Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

        (A) Haverfield is a corporation, validly existing and in good standing under the laws of the State of Ohio and has the requisite power and authority to own or lease its properties and assets and to carry on its business as such properties, assets and business are described in the Proxy Statement.

        (B) Home Bank is a savings bank, validly existing under the laws of the United States, and has the corporate power to own or lease its properties and assets and carry on its business as such property, assets and business are described in the Proxy Statement, Home Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

        (C) The outstanding shares of capital stock of Haverfield and Home Bank are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights under the Ohio General Corporation Law, their respective Articles or Codes or under any agreement to which either of them are parties of which we have actual knowledge. All the

Charter One Financial
April ______, 1997
Page 5

outstanding shares of capital stock of Home Bank are legally and beneficially owned by Haverfield free and clear of any lien, encumbrance or claim.

        (D) The execution and delivery of the Agreement and the consummation of the Company Merger and the Bank Merger have been duly and validly authorized by the respective Boards of Directors of Haverfield and Home Bank and the Agreement and the Company Merger have been approved by the holders of two-thirds of the issued and outstanding shares of Haverfield Common Stock. To our actual knowledge, no consent or approval, which has not already been obtained, from any regulatory authority is required for execution and delivery by Haverfield or Home Bank of the Agreement or any of the documents to be executed and delivered by Haverfield and Home Bank therewith and the consummation of the Company Merger and the Bank Merger.

        (E) The Agreement (assuming that it has been duly authorized, executed and delivered by, and is a binding obligation of, Charter One, Charter Michigan and Charter One Bank) constitutes a valid and binding obligation of Haverfield and Home Bank enforceable against Haverfield and Home Bank in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors generally and to the application of equitable principles and judicial discretion. The opinion expressed in this paragraph is limited to the enforceability of the provisions of the Agreement and we express no opinion as to the enforceability of any other agreements or instruments which may be referred to in the Agreement.

Charter One Financial
April _____, 1997
Page 6

        (F) Neither the execution, delivery or performance of the Agreement by Haverfield or Home Bank nor the consummation of the Company Merger and the Bank Merger will (i) violate any provision of the respective Articles or Codes of Haverfield or Home Bank, or (ii) to our actual knowledge violate any order, judgment or decree which Haverfield or Home Bank is a party or by which either of them or any of their properties or assets are bound.

        (G) The Proxy Statement, as of the mailing date thereof, complied as to form in all material respects with the applicable provisions of the Exchange Act.

        This opinion letter is supplied solely for your benefit pursuant to
Section 6.1(f) of the Agreement. The opinions expressed herein are as of the date of this opinion letter and we assume no obligation to advise you of changes that may be brought to our attention hereafter. This opinion letter may not be relied upon by you for any other purpose, nor may this letter be quoted from, circulated, copied, relied upon or otherwise referred to, in whole or in part, by any other person or entity, except your counsel, without our prior written consent.

                                        Very truly yours,

                                        HAHN LOESER & PARKS LLP

                                                                       EXHIBIT F

                                                                  (202) 414-6100

                                 April __, 1997

Haverfield Corporation
50 Terminal Tower
Suite 444
Cleveland, OH 44113


Gentlemen:

        We have served as counsel to Charter One Financial, Inc. ("COFI"), Charter Michigan Bancorp, Inc. ("Charter Bancorp") and Charter One Bank F.S.B. ("Charter One Bank") in connection with the Agreement and Plan of Merger and Reorganization, dated April __ 1997 (the "Agreement"), by and among COFI, Charter Michigan, Charter One Bank, Haverfield Corporation ("Haverfield") and Home Bank, F.S.B. ("Home Bank"). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Agreement.

        In connection with this opinion, which is being rendered pursuant to
Section 6.2(f) of the Agreement, we have examined (i) the Agreement; (ii) respectively, the Certificate of Incorporation, Articles of Incorporation, Charter and Bylaws of COFI, Charter Michigan and Charter One Bank; (iii) certain resolutions of the Boards of Directors of COFI, Charter Michigan and Charter One Bank; (iv) certificates or telegrams from public officials as to the existence and good standing of COFI and certain COFI Subsidiaries under the laws of the place of their incorporation; (v) certificates of officers of COFI, (vi) the Proxy Statement; and (vii) and certificates and other documents delivered by the respective parties to the Agreement or prior to the Closing.

        As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of COFI and Charter One Bank set forth in the Agreement and (ii) certificates delivered to us by public

Haverfield Corporation
________, 1997
Page 2

officials and by the management of COFI, and have assumed, without independent inquiry, the accuracy of those representations and certificates.

        This opinion is based entirely on our review of the documents listed above and we have made no other documentary review or investigation of any kind whatsoever. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

        As used herein, the phrase "to our actual knowledge" refers to the conscious awareness of facts by the attorneys in this firm who have been actively involved in the transactions contemplated by the Agreement or the preparation of the documents involved in this opinion letter.

        Each opinion set forth below relating to the enforceability of any agreement or instrument against COFI or a COFI Subsidiary is subject to the following general qualifications:

                (i) as to any instrument delivered by COFI or a COFI Subsidiary, we assume that COFI or the COFI Subsidiary has received or will receive the agreed to consideration therefor;

                (ii) as to any agreement to which COFI or a COFI Subsidiary is a party, we assume that such agreement is the binding obligation of each other party thereto; and

                (iii) the enforceability of any obligation of COFI or a COFI Subsidiary may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other rules of law affecting the enforcement of creditors' rights and remedies generally (including such as may deny giving effect to waivers of debtors' or guarantors' rights) or general principles of equity and judicial discretion.

        We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Delaware to the extent specifically referred to herein.

        We understand that all of the foregoing assumptions and limitations are acceptable to you.

        Based upon and subject to the foregoing, we are of the opinion that:

                (a) COFI is a corporation, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own or lease its properties and assets and to carry on its business as such properties, assets and business are described in the Prospectus/ Proxy Statement.

Haverfield Corporation
___________, 1997
Page 3

                (b) Charter One Bank is a savings bank duly organized and validly existing under the laws of the United States, and has corporate power to own or lease its properties and assets and to carry on its business as such properties, assets and business are described in the Proxy Statement.

                (c) The execution and delivery of the Agreement and the consummation of the Company Merger, the Michigan Merger and the Bank Merger have been duly and validly authorized by the Boards of Directors of COFI, Charter Michigan and Charter One Bank. Except for the filing of applicable certificates or articles of merger with state regulatory authorities with respect to the Company Merger and Michigan Merger, and articles of combination with the OTS with respect to the Bank Merger, to our actual knowledge, no consent or approval, which has not already been obtained, from any regulatory authority is required for execution and delivery by COFI, Charter Michigan and Charter One Bank of the Agreement or any of the documents to be executed and delivered by any of them in connection therewith and the consummation of the Company Merger, the Michigan Merger and the Bank Merger.

                (d) The Agreement constitutes a valid and binding obligation of COFI, Charter Michigan and Charter One Bank enforceable in accordance with its terms.

                (e) Neither the execution, delivery or performance of the Agreement by COFI, Charter Michigan or Charter One Bank, nor the consummation of the Company Merger, the Michigan Merger, and the Bank Merger will violate, respectively, the Certificate or Articles of Incorporation, Charter or Bylaws of COFI, Merger Sub, Charter Michigan or Charter One Bank.

                (f) The shares of COFI Common Stock to be issued pursuant to the Company Merger to the Haverfield stockholders will be duly authorized, validly issued, fully-paid and non-assessable.

        The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Agreement. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may be brought to our attention hereafter. This opinion may not be relied upon by you for any other purpose, nor may this opinion be quoted from, circulated,

Haverfield Corporation
____________ 1997
Page 4

copied, relied upon or otherwise referred to, in whole or in part, by any other person or entity without the prior written consent of this firm.



                                             Very truly yours,


                                             SILVER, FREEDMAN & TAFF, L.L.P.